SECURITIES AND EXCHANGE COMMISSION

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LINDA ILLUMINATION, INC.
(Exact Name of Registrant in its Charter)

Delaware	6770	42-1769314
(State or other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification No.)

No.1 Industrial Garden of Second Economic Cooperative Entity
Ren He Town, Baiyun District
Guangzhou, Guangdong, China 510470
Tel.: +86(0) 20-8603-7011
(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

 (Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
Gary S. Eaton, Esq.
Anslow & Jaclin, LLP
195 Route 9 South, Suite204
Manalapan, NJ 07726
Tel. No.: (732) 409-1212
Fax No.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, $0.0001 par value per share	360,000	$0.10	$36,000	$2.57

(1) This Registration Statement covers the resale by our selling shareholders of up to 360,000 shares of common stock previously issued to such selling shareholders.

(2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price of the shares that were sold to our shareholders in a private placement memorandum. The price of $0.10 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTCBB at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

As discussed herein, the price of $0.10 is based on a private offering completed in July 2010.  It is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS
Subject to completion, dated September 16, 2010
LINDA ILLUMINATION, INC.
360,000 SHARES OF COMMON STOCK

The selling security holders named in this prospectus are offering all of the shares of common stock offered through this prospectus.  We will not receive any proceeds from the sale of the common stock covered by this prospectus.

Our common stock is presently not traded on any market or securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their shares of common stock.  Common stock being registered in this registration statement may be sold by selling security holders at a fixed price of $0.10 per share until our common stock is quoted on the OTC Bulletin Board (“OTCBB”) and thereafter at a prevailing market prices or privately negotiated prices or in transactions that are not in the public market. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 7 to read about factors you should consider before buying shares of our common stock.

  NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: _______, 2010

ITEM 3.  Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision.   In this Prospectus, the terms “Linda Lighting,” “Company,” “we,” “us” and “our” refer to Linda Illumination, Inc.

Overview

We were incorporated in the State of Delaware on August 14, 2009 as China Real Estate Acquisition Corp. On July 7, 2010 we filed a certificate of amendment to our articles of incorporation changing our name to Linda Illumination, Inc.

On April 28, 2010, we acquired Linda Lighting, which engages in developing, manufacturing, marketing, and sales of searchlights, spotlights, energy-efficient electronic lamps, and other mobile lighting products in the People’s Republic of China (“China” or the “PRC”). On the Closing Date, we acquired all the Interests of Linda Lighting from the Linda Lighting Shareholders; and the Linda Lighting Shareholders transferred and contributed all of their Interests to us. In exchange, we issued a total of 5,000,000 shares of common stock, Magic Ocean transferred 3,800,000 shares of its common stock to the Linda Lighting Shareholders, their designees or assigns, which totals 88% of the issued and outstanding shares of common stock of the Company on a fully-diluted basis as of and immediately after the closing.

Linda International Lighting Co., Ltd was incorporated on April 16, 2005 in Hong Kong.  On March 27, 2006, Linda International Lighting CO., Ltd acquired 25% of equity interest of Guangzhou Linda Illumination Industry CO., Ltd, and became one of two shareholders of Guangzhou Linda Illumination Industry Co., Ltd.

On March 11, 2010, Linda International Lighting Co., Ltd Company entered into an equity transfer agreement with Guangzhou Linda Electric Co., Ltd, another shareholder of Guangzhou Linda Illumination Industry Co., Ltd, to acquire additional 75% equity interest of Guangzhou Linda Illumination Industry Co., Ltd from Guangzhou Linda Electric Co., Ltd.  Upon the completion of this equity interest transfer, Linda International Lighting Co., Ltd becomes a holding company that owns 100% of the equity interests of Guangzhou Linda Illumination Industry Co., Ltd.

Guangzhou Linda Illumination Industry CO., Ltd is an operating company incorporated on March 27, 2006, in the City of Guangzhou, Guangdong Province, People’s Republic of China (“PRC”). Guangzhou Linda Illumination Industry CO., Ltd engages in developing, manufacturing, marketing, and sales of searchlights, spotlights, energy-efficient electronic lamps, and other mobile lighting products

Both Linda International Lighting CO., Ltd and Guangzhou Linda Illumination Industry CO., Ltd are under the common control of Mr. Maolin Shi.

Where You Can Find Us

Our principal executive office is located at 7985 113th Street, Suite 220, Seminole, FL 33772 and our telephone number is (727) 393-7439.

The Offering

Common stock offered by selling security holders	360,000 shares of common stock. This number represents less than one percent of our current outstanding common stock (1).

Common stock outstanding before the offering	10,360,000 common shares as of September 16, 2010.

Common stock outstanding after the offering	10,360,000 shares.

Terms of the Offering	The selling security holders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering
The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect.

Use of proceeds	We are not selling any shares of the common stock covered by this prospectus.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 4.

(1)	Based on 10,360,000 shares of common stock outstanding as of September 16, 2010.

Summary of Consolidated Financial Information

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception for the years ended December 31, 2009 and 2008 are derived from our audited financial statements, and the unaudited financial information for the three months ended June 30, 2010. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our consolidated financial statements and the related notes included in this prospectus, and the unaudited financial statements and related notes included in this prospectus.

	For the Six Months Ended June 30, 2010 (unaudited)	Year ended December 31, 2009 (audited)	Year ended December 31, 2008 (audited)
STATEMENT OF OPERATIONS

Revenues	$932,934	$2,350,246	1,020,092
Total Operating Expenses	$186,686	$241,558	145,369
Marketing and Selling Expenses	$47,275	$127,585	67,909
General and Administrative Expenses	$139,411	$113,973	77,460
Net Income	$(61,555)	$188,800	25,662

	AS OF June 30, 2010	AS OF December 31, 2009
BALANCE SHEET DATA

Cash and Cash Equivalents	$676,506	$30,474
Total Assets	$2,600,069	$1,621,584
Total Liabilities	$2,087,593	$874,631
Stockholders’ Equity	$512,476	$613,379

RISK FACTORS

The shares of our common stock being offered for resale by the selling security holders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment.  You should carefully consider the risks described below and the other information in this process before investing in our common stock.

Risks Related to Our Business

Substantially all of our business, assets and operations are located in the Peoples Republic of China (“PRC”).

Substantially all of our business, assets and operations are located in PRC. The economy of PRC differs from the economies of most developed countries in many respects. The economy of PRC has been transitioning from a planned economy to a market-oriented economy. Although in recent years the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in PRC is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry by imposing industrial policies. It also exercises significant control over PRC’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Some of these measures benefit the overall economy of PRC, but may have a negative effect on us.

Our management has no experience in managing and operating a public company. Any failure to comply or adequately comply with federal securities laws, rules or regulations could subject us to fines or regulatory actions, which may materially adversely affect our business, results of operations and financial condition.

Our current management has no experience managing and operating a public company and relies in many instances on the professional experience and advice of third parties including its attorneys and accountants. Failure to comply or adequately comply with any laws, rules, or regulations applicable to our business may result in fines or regulatory actions, which may materially adversely affect our business, results of operation, or financial condition and could result in delays in achieving either the effectiveness of a registration statement relating to the shares being sold in this offering or the development of an active and liquid trading market for our stock.

General business and economic conditions may affect demand for the Company’s products and services which could impact results from operations

The Company competes based on such factors as name recognition and reputation, service, product features, innovation, and price.  In addition, the Company operates in a highly competitive environment that is influenced by a number of general business and economic factors, such as general economic vitality, employment levels, credit availability, interest rates and commodity costs.  Declines in general economic activity may negatively impact new projects, which in turn may impact demand for the Company’s product and service offerings.  The impact of these factors could adversely affect the Company’s financial position, results from operations, and cash flows.

We derive all of our revenues from sales in the PRC and any downturn in the Chinese economy could have a material adverse effect on our business and financial condition.

All of our revenues are generated from sales in the PRC. We anticipate that revenues from sales of our products in the PRC will continue to represent the substantial portion of our total revenues in the near future. Our sales and earnings can also be affected by changes in the general economy since purchases of electronic and mobile products are generally discretionary for consumers. Our success is influenced by a number of economic factors which affect disposable consumer income, such as employment levels, business conditions, interest rates and taxation rates. Adverse changes in these economic factors, among others, may restrict consumer spending, thereby negatively affecting our sales and profitability.

We need to manage growth in operations to maximize our potential growth and achieve our expected revenues and our failure to manage growth will cause a disruption of our operations resulting in the failure to generate revenue at levels we expect.

In order to maximize potential growth in our current and potential markets, we believe that we must expand our manufacturing operations. This expansion will place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures, and management information systems. We will also need to effectively train, motivate, and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

We cannot assure you that our growth strategy will be successful which may result in a negative impact on our growth, financial condition, results of operations and cash flow.

One of our strategies is to grow through acquisitions. However, many obstacles to entering such new markets exist including, but not limited to, established companies in such existing markets in the PRC. We cannot, therefore, assure you that we will be able to successfully overcome such obstacles and establish our products in any additional markets. Our inability to implement this organic growth strategy successfully may have a negative impact on our growth, future financial condition, results of operations or cash flows.

If we need additional capital to fund our growing operations, we may not be able to obtain sufficient capital and may be forced to limit the scope of our operations.

If adequate additional financing is not available on reasonable terms, we may not be able to undertake acquisitions of additional business or enter into other strategic alliances, and we would have to modify our business plans accordingly. There is no assurance that additional financing will be available to us.

In connection with our growth strategies, we may experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including (i) our profitability; (ii) the release of competitive products by our competition; (iii) the level of our investment in research and development; and (iv) t he amount of our capital expenditures, including acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies. For these reasons, our securities can also be expected to be subject to volatility resulting from purely market forces over which we will have no control. If we need additional funding we will, most likely, seek such funding in the United States (although we may be able to obtain funding in the P.R.C.) and the market fluctuations affect on our stock price could limit our ability to obtain equity financing.

If we cannot obtain additional funding, we may be required to: (i) limit our expansion; (ii) limit our marketing efforts; and (iii) decrease or eliminate capital expenditures. Such reductions could materially adversely affect our business and our ability to compete.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are favorable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to the Units. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

Need for additional employees.

The Company’s future success also depends upon its continuing ability to attract and retain highly qualified personnel. Expansion of the Company’s business and the management and operation of the Company will require additional managers and employees with industry experience, and the success of the Company will be highly dependent on the Company’s ability to attract and retain skilled management personnel and other employees. There can be no assurance that the Company will be able to attract or retain highly qualified personnel. Competition for skilled personnel in the electronic industry is significant. This competition may make it more difficult and expensive to attract, hire and retain qualified managers and employees

The loss of the services of our key employees, particularly the services rendered by Maolin Shi our Chief Executive Officer, and President, could harm our business.

Our success depends to a significant degree on the services rendered to us by our key employees.  If we fail to attract, train and retain sufficient numbers of these qualified people, our prospects, business, financial condition and results of operations will be materially and adversely affected. In particular, we are heavily dependent on the continued services of Maolin Shi and Chen Yu our Chief Executive Officer and President. The loss of any key employees, including members of our senior management team, and our inability to attract highly skilled personnel with sufficient experience in our industry could harm our business.

We will incur significant costs to ensure compliance with United States corporate governance and accounting requirements.

We will incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

We may not be able to meet the accelerated filing and internal control reporting requirements imposed by the Securities and Exchange Commission resulting in a possible decline in the price of our common stock and our inability to obtain future financing.

As directed by Section 404 of the Sarbanes-Oxley Act, as amended by SEC Release No. 33-8934 on June 26, 2008, the Securities and Exchange Commission adopted rules requiring each public company to include a report of management on the company’s internal controls over financial reporting in its annual reports.  In addition, the independent registered public accounting firm auditing a company’s financial statements must also attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting as well as the operating effectiveness of the company’s internal controls. Commencing with its annual report for the year ending December 31, 2010, we will be required to include a report of management on its internal control over financial reporting.  The internal control report must include a statement

•	Of management’s responsibility for establishing and maintaining adequate internal control over its financial reporting;

•	Of management’s assessment of the effectiveness of its internal control over financial reporting as of year end; and

•	Of the framework used by management to evaluate the effectiveness of our internal control over financial reporting.

Furthermore, in the following year, our independent registered public accounting firm is required to file its attestation report separately on our internal control over financial reporting on whether it believes that we have maintained, in all material respects, effective internal control over financial reporting.

While we expect to expend significant resources in developing the necessary documentation and testing procedures required by Section 404 of the Sarbanes-Oxley Act, there is a risk that we may not be able to comply timely with all of the requirements imposed by this rule.  In the event that we are unable to receive a positive attestation from our independent registered public accounting firm with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements and our stock price and ability to obtain equity or debt financing as needed could suffer.

In addition, in the event that our independent registered public accounting firm is unable to rely on our internal controls in connection with its audit of our financial statements, and in the further event that it is unable to devise alternative procedures in order to satisfy itself as to the material accuracy of our financial statements and related disclosures, it is possible that we would be unable to file our Annual Report on Form 10-K with the Securities and Exchange Commission, which could also adversely affect the market price of our securities and our ability to secure additional financing as needed.

The transaction involves a reverse merger of a foreign company into a domestic shell company, so that there is no history of compliance with United States securities laws and accounting rules.

In order to be able to comply with United States securities laws, Linda Lighting prepared its financial statements for the first time under U.S. generally accepted accounting principles and recently had its initial audit of its financial statements in accordance with Public Company Accounting Oversight Board (United States). As the Company does not have a long term familiarity with U.S. generally accepted accounting principles, it may be more difficult for it to comply on a timely basis with SEC reporting requirements than a comparable domestic company.

Linda Lighting may pursue future growth through strategic acquisitions and alliances which may not yield anticipated benefits.

The Company has and may continue to seek to improve its business through strategic acquisitions and alliances.  The Company will gain from such activity only to the extent that it can effectively leverage the assets, including personnel, technology and operating processes, of the acquired businesses and alliances.  Uncertainty is inherent within the acquisition and alliance process, and unforeseen circumstances arising from recent and future acquisitions or alliances could offset their anticipated benefits.  In addition, unanticipated events, negative revisions to valuation assumptions and estimates, and/or difficulties in attaining synergies, among other factors, could adversely affect the Company’s ability to recover initial and subsequent investments, particularly those related to acquired goodwill and intangible assets.  Any of these factors could adversely affect the Company’s financial condition, results from operations, and cash flows.

Linda Lighting could be adversely affected by disruption of its operations

The breakdown of equipment or other events, including labor disputes, pandemics or catastrophic events such as war or natural disasters, leading to production interruptions could have a material adverse effect on the Company’s financial results.  Further, because many of the Company’s customers are, to varying degrees, dependent on planned deliveries from the Company’s plants, those customers that have to reschedule their own production or delay opening a facility due to the Company’s missed deliveries could pursue financial claims against the Company.  The Company may incur costs to correct any of these problems, in addition to facing claims from customers.  Further, the Company’s reputation among actual and potential customers may be harmed, resulting in a loss of business.

If Linda Lightings’ products are improperly designed, manufactured, packaged, or labeled, the Company may need to recall those items and could be the target of product liability claims if consumers are injured

The Company may need to recall products if they are improperly designed, manufactured, packaged, or labeled and does not maintain insurance for such events.  The Company’s quality control procedures relating to the raw materials, including packaging, that it receives from third-party suppliers, as well as the Company’s quality control procedures relating to its products after those products are designed, manufactured and packaged, may not be sufficient.  Widespread product recalls could result in significant losses due to the costs of a recall, the destruction of product inventory, and lost sales due to the unavailability of product for a period of time.  The Company may also be liable if the use of any of its products causes injury, and could suffer losses from a significant product liability judgment against the Company.  A significant product recall or product liability case could also result in adverse publicity, damage to the Company’s reputation, and a loss of consumer confidence in its products, which could have a material adverse effect on the Company’s business, financial results, and cash flow.

Linda Lighting may be unable to sustain significant customer relationships

Relationships forged with customers are directly impacted by the Company’s ability to deliver high quality products and services.  The Company does not have a written contract obligating any clients to purchase its products.  The loss of or substantial decrease in the volume of purchases by certain clients would harm the Company’s sales, profitability and cash flow.

Risks Relating To Our Industry

Results may be adversely affected by the Company’s inability to maintain pricing

Aggressive pricing actions by competitors may affect the Company’s ability to achieve desired unit volume growth and profitability levels under its current pricing strategies.  The Company may also decide to lower pricing to match the competition.  Additionally, the Company may not be able to increase prices to cover rising costs of components and raw materials.  Even if the Company were able to increase prices to cover costs, competitive pricing pressures may not allow the Company to pass on any more than the cost increases which could negatively impact gross margin percentages.  Alternatively, if component and raw material costs were to decline, the marketplace may not allow the Company to hold prices at their current levels, which could negatively impact both net sales and gross margins.

Linda Lightings’ results may be adversely affected by fluctuations in the cost or availability of raw materials and components

The Company utilizes a variety of raw materials and components in its production process including steel, aluminum, lamps, LEDs, ballasts, power supplies, petroleum-based by-products, natural gas and copper.  Failure to effectively manage future increases in the costs of these items could adversely affect operating margins. There can be no assurance that future raw material and component price increases will be successfully passed through to customers.  The Company sources these goods from a number of suppliers and is, therefore, reasonably insulated from risks affecting any one supplier. Profitability and volume could be negatively impacted by limitations inherent within the supply chain of certain of these component parts, including competitive, governmental, legal, natural disasters, and other events that could impact both supply and price.

Technological developments and increased competition could affect the Company’s operating profit margins and sales volume

The Company competes in an industry where technology and innovation play major roles in the competitive landscape.  The Company is highly engaged in the investigation, development, and implementation of new technologies.  Securing key partnerships and alliances as well as employee talent, including having access to technologies generated by others and the obtaining of appropriate patents, play a significant role in protecting the Company’s intellectual property and development activities.  Additionally, the continual development of new technologies by existing and new source suppliers looking for either direct market access or partnership with competing large manufacturers, coupled with significant associated exclusivity and/or patent activity, could adversely affect the Company’s ability to sustain operating profit margin and desirable levels of sales volume. Technology developments may also increase competition from non-traditional competitors with greater resources.

Risks Relating to the People's Republic of China

Certain political and economic considerations relating to the PRC could adversely affect our company.

The PRC is transitioning from a planned economy to a market economy. While the PRC government has pursued economic reforms since its adoption of the open-door policy in 1978, a large portion of the PRC economy is still operating under five-year plans and annual state plans. Through these plans and other economic measures, such as control on foreign exchange, taxation and restrictions on foreign participation in the domestic market of various industries, the PRC government exerts considerable direct and indirect influence on the economy. Many of the economic reforms carried out by the PRC government are unprecedented or experimental, and are expected to be refined and improved. Other political, economic and social factors can also lead to further readjustment of such reforms. This refining and readjustment process may not necessarily have a positive effect on our operations or future business development. Our operating results may be adversely affected by changes in the PRC’s economic and social conditions as well as by changes in the policies of the PRC government, such as changes in laws and regulations (or the official interpretation thereof), measures which may be introduced to control inflation, changes in the interest rate or method of taxation, and the imposition of restrictions on currency conversion in addition to those described below.

The recent nature and uncertain application of many PRC laws applicable to us create an uncertain environment for business operations and they could have a negative effect on us.

The PRC legal system is a civil law system. Unlike the common law system, the civil law system is based on written statutes in which decided legal cases have little value as precedents. In 1979, the PRC began to promulgate a comprehensive system of laws and has since introduced many laws and regulations to provide general guidance on economic and business practices in the PRC and to regulate foreign investment. Progress has been made in the promulgation of laws and regulations dealing with economic matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. The promulgation of new laws, changes of existing laws and the abrogation of local regulations by national laws could have a negative impact on our business and business prospects.

Currency conversion could adversely affect our financial condition.

The PRC government imposes control over the conversion of Renminbi into foreign currencies. Under the current unified floating exchange rate system, the People’s Bank of China publishes an exchange rate, which we refer to as the PBOC exchange rate, based on the previous day’s dealings in the inter-bank foreign exchange market. Financial institutions authorized to deal in foreign currency may enter into foreign exchange transactions at exchange rates within an authorized range above or below the PBOC exchange rate according to market conditions.

Pursuant to the Foreign Exchange Control Regulations of the PRC issued by the State Council which came into effect on April 1, 1996, and the Regulations on the Administration of Foreign Exchange Settlement, Sale and Payment of the PRC which came into effect on July 1, 1996, regarding foreign exchange control, conversion of Renminbi into foreign exchange by Foreign Investment Enterprises, or FIEs, for use on current account items, including the distribution of dividends and profits to foreign investors, is permissible. FIEs are permitted to convert their after-tax dividends and profits to foreign exchange and remit such foreign exchange to their foreign exchange bank accounts in the PRC. Conversion of Renminbi into foreign currencies for capital account items, including direct investment, loans, and security investment, is still under certain restrictions. On January 14, 1997, the State Council amended the Foreign Exchange Control Regulations and added, among other things, an important provision, which provides that the PRC government shall not impose restrictions on recurring international payments and transfers under current account items.

Enterprises in the PRC (including FIEs) which require foreign exchange for transactions relating to current account items, may, without approval of the State Administration of Foreign Exchange, or SAFE, effect payment from their foreign exchange account or convert and pay at the designated foreign exchange banks by providing valid receipts and proofs.

Convertibility of foreign exchange in respect of capital account items, such as direct investment and capital contribution, is still subject to certain restrictions, and prior approval from the SAFE or its relevant branches must be sought.

Furthermore, the Renminbi is not freely convertible into foreign currencies nor can it be freely remitted abroad. Under the PRC’s Foreign Exchange Control Regulations and the Administration of Settlement, Sales and Payment of Foreign Exchange Regulations, Foreign Invested Enterprises are permitted either to repatriate or distribute its profits or dividends in foreign currencies out of its foreign exchange accounts, or exchange Renminbi for foreign currencies through banks authorized to conduct foreign exchange business. The conversion of Renminbi into foreign exchange by Foreign Invested Enterprises for recurring items, including the distribution of dividends to foreign investors, is permissible. The conversion of Renminbi into foreign currencies for capital items, such as direct investment, loans and security investment, is subject, however, to more stringent controls.

Our operating company is a FIE to which the Foreign Exchange Control Regulations are applicable. Accordingly, we will have to maintain sufficient foreign exchange to pay dividends and/or satisfy other foreign exchange requirements.

Exchange rate volatility could adversely affect our financial condition.

Since 1994, the exchange rate for Renminbi against the United States dollar has remained relatively stable, most of the time in the region of approximately RMB8.28 to $1.00. However, in 2005, the Chinese government announced that it would begin pegging the exchange rate of the Chinese Renminbi against a number of currencies, rather than just the U.S. dollar and, the exchange rate for the Renminbi against the U.S. dollar became RMB6.82 to $1.00. If we decide to convert Chinese Renminbi into United States dollars for other business purposes and the United States dollar appreciates against this currency, the United States dollar equivalent of the Chinese Renminbi we convert would be reduced. There can be no assurance that future movements in the exchange rate of Renminbi and other currencies will not have an adverse effect on our financial condition.

Since our assets are located in the PRC, any dividends of proceeds from liquidation are subject to the approval of the relevant Chinese government agencies.

Our operating assets are located inside the PRC. Under the laws governing Foreign Invested Enterprises in the PRC, dividend distribution and liquidation are allowed but subject to special procedures under the relevant laws and rules. Any dividend payment will be subject to the decision of the board of directors and subject to foreign exchange rules governing such repatriation. Any liquidation is subject to the relevant government agency’s approval and supervision as well as the foreign exchange control. This may generate additional risk for our investors in case of dividend payment and liquidation.

It may be difficult to affect service of process and enforcement of legal judgments upon our company and our officers and directors because they reside outside the United States.

As our operations are presently based in the PRC and our director and officer resides in the PRC, service of process on our company and such director and officer may be difficult to effect within the United States. Also, our main assets are located in the PRC and any judgment obtained in the United States against us may not be enforceable outside the United States.

PRC SAFE Regulations regarding offshore financing activities by PRC residents have undertaken continuous changes which may increase the administrative burden we face and create regulatory uncertainties that could adversely affect our business.

Recent regulations promulgated by SAFE, regarding offshore financing activities by PRC residents have undergone a number of changes which may increase the administrative burden we face. The failure by our stockholders and affiliates who are PRC residents, including Yu Chen and Maolin Shi, to make any required applications and filings pursuant to such regulations may prevent us from being able to distribute profits and could expose us and our PRC resident stockholders to liability under PRC law.

In 2005, SAFE promulgated regulations in the form of public notices, which require registrations with, and approval from, SAFE on direct or indirect offshore investment activities by PRC resident individuals. The SAFE regulations require that if an offshore company directly or indirectly formed by or controlled by PRC resident individuals, known as “SPC,” intends to acquire a PRC company, such acquisition will be subject to strict examination by the SAFE. Without registration, the PRC entity cannot remit any of its profits out of the PRC as dividends or otherwise. This could have a material adverse effect on us given that we expect to be a publicly listed company in the U.S.

Due to various restrictions under PRC laws on the distribution of dividends by our PRC Operating Companies, we may not be able to pay dividends to our stockholders.

The Wholly-Foreign Owned Enterprise Law (1986), as amended and The Wholly-Foreign Owned Enterprise Law Implementing Rules (1990), as amended and the Company Law of the PRC (2006) contain the principal regulations governing dividend distributions by wholly foreign owned enterprises. Under these regulations, wholly foreign owned enterprises may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. Additionally, such companies are required to set aside a certain amount of their accumulated profits each year, if any, to fund certain reserve funds. These reserves are not distributable as cash dividends except in the event of liquidation and cannot be used for working capital purposes. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. We may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from the Company’s profits.

Furthermore, if our subsidiaries in China incur debt on their own in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenues from our operations through these contractual or dividend arrangements, we may be unable to pay dividends on our common stock.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

We are dependent on our relationship with the local government in the province in which we operate our business. Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

Future inflation in China may inhibit our ability to conduct business in China. In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. Rapid economic growth can lead to growth in the money supply and rising inflation. If prices for our products rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on profitability. These factors have led to the adoption by Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products.

If our land use rights are revoked, we would have no operational capabilities.

Under Chinese law land is owned by the state or rural collective economic organizations. The state issues to tenants the rights to use property. Use rights can be revoked and the tenants forced to vacate at any time when redevelopment of the land is in the public interest. The public interest rationale is interpreted quite broadly and the process of land appropriation may be less than transparent. Each of our operating subsidiaries rely on these land use rights as the cornerstone of their operations, and the loss of such rights would have a material adverse effect on our company.

Risk Related To Our Capital Stock

We may never pay any dividends to shareholders.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

Our articles   of incorporation provide for indemnification of officers and directors at our expense and limit their liability which may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our articles of incorporation and applicable Delaware law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s written promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

The offering price of the common stock was determined based on the price of our private offering, and therefore should not be used as an indicator of the future market price of the securities. Therefore, the offering price bears no relationship to our actual value, and may make our shares difficult to sell.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.10 per share for the shares of common stock was determined based on the price of our private offering. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

In order to raise sufficient funds to expand our operations, we may have to issue additional securities at prices which may result in substantial dilution to our shareholders.

If we raise additional funds through the sale of equity or convertible debt, our current stockholders’ percentage ownership will be reduced. In addition, these transactions may dilute the value of our securities outstanding. We may have to issue securities that may have rights, preferences and privileges senior to our common stock. We cannot provide assurance that we will be able to raise additional funds on terms acceptable to us, if at all. If future financing is not available or is not available on acceptable terms, we may not be able to fund our future needs, which would have a material adverse effect on our business plans, prospects, results of operations and financial condition.

Our common stock is considered a penny stock, which may be subject to restrictions on marketability, so you may not be able to sell your shares.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

There is no assurance of a public market or that our common stock will ever trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our common stock. Our shares have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statement that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our and their management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the Share Exchange on the parties’ individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions.

Item 4.  Use of Proceeds

We will not receive any proceeds from the sale of common stock by the selling security holders. All of the net proceeds from the sale of our common stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution”.  We have agreed to bear the expenses relating to the registration of the common stock for the selling security holders.

Item 5.  Determination of Offering Price

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined by the price of the common stock that was sold to our security holders pursuant to an exemption under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

Item 6. Dilution

The common stock to be sold by the selling shareholders are provided in Item 7 is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

Item 7. Selling Security Holders

The common shares being offered for resale by the selling security holders consist of the 360,000 shares of our common stock held by 36 shareholders. Such shareholders include the holders of the 360,000 shares sold in our private offering pursuant to Regulation D or Regulation S Rule 506 completed in July 2010 at an offering price of $0.10.

The following table sets forth the name of the selling security holders, the number of shares of common stock beneficially owned by each of the selling stockholders as of September 16, 2010 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name	Shares Beneficially Owned Prior To Offering	Shares to be Offered	Amount Beneficially Owned After Offering	Percent Beneficially Owned After Offering
Jianbo Xiao	10,000	10,000	0	0%
Qinglin Shi	10,000	10,000	0	0%
Rong Shi	10,000	10,000	0	0%
Songlin Shi	10,000	10,000	0	0%
Yafu Huang	10,000	10,000	0	0%
Youfu Qiu	10,000	10,000	0	0%
Zhijun Tan	10,000	10,000	0	0%
Gongxiang Xiao	10,000	10,000	0	0%
Yongjun Li	10,000	10,000	0	0%
Shouxin zheng	10,000	10,000	0	0%
Shishan Zhou	10,000	10,000	0	0%
Fanghua Deng	10,000	10,000	0	0%
Cuihua Liu	10,000	10,000	0	0%
Yu Chen	10,000	10,000	0	0%
Qifeng Li	10,000	10,000	0	0%
Yunhua Liu	10,000	10,000	0	0%
Hengwei Xiao	10,000	10,000	0	0%
Jianyuan Shen	10,000	10,000	0	0%
Junhui Liu	10,000	10,000	0	0%
Zhijun Chen	10,000	10,000	0	0%
Chengli Liu	10,000	10,000	0	0%
Shuanghua Liu	10,000	10,000	0	0%
Fang Zhou	10,000	10,000	0	0%
Xuefen Jiang	10,000	10,000	0	0%
Guifeng Deng	10,000	10,000	0	0%
Xiaohong Guo	10,000	10,000	0	0%
Shaokun Cao	10,000	10,000	0	0%
Xiaomin Zhao	10,000	10,000	0	0%
Yongzhen Li	10,000	10,000	0	0%
Xiaohong Qin	10,000	10,000	0	0%
Jiuhua Tao	10,000	10,000	0	0%
Jingshun Xu	10,000	10,000	0	0%
Xingyun Liu	10,000	10,000	0	0%
Zugang Zou	10,000	10,000	0	0%
Binglin Zhao	10,000	10,000	0	0%
Xudong Xiao	10,000	10,000	0	0%

 To our knowledge, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
-	are broker-dealers or affiliated with broker-dealers.

Item 8. Plan of Distribution

The selling security holders may sell some or all of their shares at a fixed price of $0.10 per share until our shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTC Bulletin Board, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.10 until a market develops for the stock.

Once a market has developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders, who may be deemed to be underwriters, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

•	ordinary brokers transactions, which may include long or short sales,
•	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
•	through direct sales to purchasers or sales effected through agents,
•	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
•	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. To our best knowledge, none of the selling security holders are broker-dealers or affiliates of broker dealers.

We will advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $20,002.57

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

Item 9. Description of Securities to be Registered

General

We are authorized to issue an aggregate number of 210,000,000 shares of capital stock, of which 200,000,000 shares are common stock, $0.0001 par value per share, and there are 10,000,000 preferred shares, $0.0001 par value per share authorized.

Common Stock

We are authorized to issue 200,000,000 shares of common stock, $0.0001 par value per share. Currently we have 10,360,000 shares of common stock issued and outstanding.

Each share of common stock shall have one (1) vote per share for all purpose. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for election of Board of Directors.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, $0.0001 par value per share.  Currently we have no shares of preferred stock issued and outstanding.

Dividends

We have not paid any cash dividends to our shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

Transfer Agent and Registrar

We currently do not have a transfer agent but intend to engage one in the near future.

Item 10. Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Anslow & Jaclin, LLP located at 195 Route 9 South, Suite 204, Manalapan, NJ 07726 will pass on the validity of the common stock being offered pursuant to this registration statement.

The financial statements included in this prospectus and the registration statement have been audited by GZTY CPA Group, LLC to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Item 11.  Information about the Registrant

DESCRIPTION OF BUSINESS

Overview

Linda Illumination, Inc f/k/a China Real Estate Acquisition Corp. (“the Company”) was incorporated in the State of Delaware on August 14, 2009.  Since inception, the Company has been engaged in organizational efforts and obtaining initial financing. The Company was formed as a vehicle to pursue a business combination. The business purpose of the Company was to seek the acquisition of or merger with, an operating company.

We acquired a company that engages in developing, manufacturing, marketing, and sales of searchlights, spotlights, energy-efficient electronic lamps, and other mobile lighting products in accordance with a Share Exchange Agreement dated April 28, 2010 (the “Exchange Agreement”) by and among China Real Estate Acquisition Corp. (“we,” “ China Acquisition” or the “Company”), Magic Ocean Limited (“Magic Ocean”), Linda International Lighting Co., Ltd (“Linda Lighting”), and the shareholders of Linda Lighting (the “Linda Lighting Shareholders”). The closing of the transaction (the “Closing”) took place on April 28, 2010 (the “Closing Date”). On the Closing Date, pursuant to the terms of the Exchange Agreement, we acquired all of the outstanding shares (the “Interests”) of Linda Lighting from the Linda Lighting Shareholders; and the Linda Lighting Shareholders transferred and contributed all of their Interests to us. In exchange, we issued to the Linda Lighting Shareholders, their designees or assigns, 5,000,000 shares of the Company’s common stock, Magic Ocean transferred 3,800,000 shares of its common stock to the Linda Lighting Shareholders (collectively the “Exchange Shares”) or 88% of the shares of common stock  of the Company issued and outstanding after the Closing (the “Combination”). Pursuant to the Exchange Agreement, Linda International Lighting Co., Ltd became a wholly-owned subsidiary of the Company.

Linda Lighting is a vertically integrated company, with the capability to organically go from design to completed product in a matter of weeks. Linda's main products include digital LED searchlight, two piece CFL bulbs, LED headlamps, LED flashlights, explosion-proof searchlights and underwater searchlights. Linda develops, manufactures, markets and sells its line of lighting products in the PRC and exports to 10+ emerging market and developed countries. Linda was incorporated in Hong Kong as a small manufacturer of electronic lighting equipment. Linda expanded its business after accumulating intellectual property and developing a substantial client base. The current emphasis of Linda’s Research and development is focused on the further development of its energy efficient digital mobile lighting products for mining and government security (police and military) sectors and the development of inexpensive green lighting technology for low and middle income consumers.

History

In 2002, Chairman Shi Maolin, engaged his engineering background and entrepreneurial drive and began Linda Electronics (LE). After accumulating intellectual property and developing a substantial client base, the chairman expanded his business by creating Linda Hong Kong International and Linda Mobile Lighting. Shi Maolin, born in 1962, graduated from Hengyang Radio Professional School, and later studied Business Administration at Peking University. He has been engaged in the electronics sector since graduating from school, and has been involved in research and production operations specifically in the lighting industry for over 20 years. In 1992 he was given the prestigious title of Senior Engineer. He has individually been awarded multiple national patents and enjoys a position of notoriety for his entrepreneurial contributions to the lighting and electronics industry in China.

Business Model

The vertically integrated structure of Linda Lighting lends well to profitability, efficiency, and quality. Linda is intent upon conceptualizing and developing products that are energy efficient, specialized for the user, and offered at an accessible price point.

Central to Linda’s philosophy is protecting the planet and preserving resources through developing energy saving products that require fewer natural resources to produce. Linda strategically identifies growing sectors of the PRC economy and tailors its product line to fit the mobile lighting needs of such sectors such as mining and civil security. Additionally, Linda continuously engages its research and development resources to reduce the price point of high tech consumer lighting products in order to realize high volume sales by allowing low and middle income populations access these products.

Vertical Integration

-           Research and Development, Production and Sales are all done in house and overseen closely by Chairman Shi Maolin
-           All new items are fully developed and manufactured in house, with a 2-3 month turnaround from concept to mass production
-           Linda’s Guangzhou headquarters currently manufactures 5,000 to 30,000 units per day depending on item
-           Linda’s manufacturing facilities have 24 hour productivity
-           Tool and Die all done on-site

Product Information

Linda’s main product line consists of digital searchlights, belt lamps and emergency lamps, explosion protected searchlights, and underwater searchlights. Linda’s products are most widely used in the mining and security industries. We are most interested in expanding our market share in more established markets and a new focus on research and development of green tech/energy efficient items and wellness. Our products are currently exported to more than ten emerging market and developed countries around the world. Linda Lighting holds 13 different Chinese patents; the Linda Lighting two piece CFL bulb is the most recent of which , which enables low income populations to afford fluorescent lighting by increasing the cost effectiveness of the bulb through breaking it down into a two part system. Additional valuable intellectual property includes unique CFL and LED bulb technology and explosion protected lighting devices for mining among others.

CFL Technology

Inefficient lighting technology is responsible for 12-15% of the energy consumption in China. Consequently, the resolution of this systemic inefficiency through the widespread implementation of CFL lighting technology presents an opportunity for huge energy and cost savings. At present, in some developed countries, CFL accounts for 80-90% of the lighting source, it is critical for China to follow this model in order to develop a sustainable energy consumption level. Energy savings have become a central part of the government’s economic and development initiatives. In 2010, the State Council formally established the State Energy Resources Commission composed of the leadership of national ministries to manage the planning of national energy development work. Energy saving technologies and practices are the central component of the sustainable development of a sound national energy policy. Therefore, promoting the comprehensive use of CFL bulbs throughout China and eliminating the use of incandescent bulbs is both a necessary component of a comprehensive environmental initiative and central to our business’ philosophy.

-	By replacing a single incandescent bulb with a CFL you can keep a half-ton of CO2 out of the atmosphere over the life of the bulb.
-	Although initially more expensive, CFLs are less expensive in the long run because CFLs use 1/3 the energy and last up to 10 times as long as incandescents.
-	Linda Lighting has created a patented two-piece CFL technology which mitigates the cost of CFL technology to the consumer
-
The two piece system consists of a base that contains the most expensive component of the CFL, and the detachable ballast. The base lasts 20 years, compared to a normal CFL which lasts only 1 year allowing the consumer to only replace the ballast component annually at far lower cost

-
The total cost of this product to the consumer is a onetime purchase of 8.5-9Rmb, and the subsequent (lesser) cost of additional ballasts of about 1Rmb; the two components are manufactured and packaged for a cost of 6.5Rmb to Linda Lighting.

-
Additionally, Linda is in the process of developing electrical digital technology to replace conventional semiconductor electronic circuits with an integrated circuit (IC) in the base of the CFL. This development will both improve the efficiency and stability of the circuit system and reduce the consumption of diodes and other electronic components. Linda believes that this technology is poised to become the industry standard

-	Linda has shifted resources away from searchlight production and towards the production of two-piece CFLs and plans to expand production to 50, 000 units a day within the year

LED Technology

-           LEDs produce light electronically by changing an energy state. There is mostly light and little heat vs. bulbs depend on a filament heated to incandescence which produces a great deal of heat-
-           LEDs are encapsulated in clear epoxy and are shockproof. You can drop it with no damage vs. the filament of Bulbs which is highly susceptible to breakage due to shock
-           LEDs typically last 100,000 hours. That's 11 YEARS of continuous light vs. bulbs which typically last for six hours
-           LEDs use up the same set of batteries in about 60 hours. That’s 10 times more efficient than bulb vs. bulbs which can use up a set of batteries in about 2 hours
-           LEDs typically produce a white light similar to daylight vs. Bulbs which produce a yellowish light.

Explosion and Shock Proof Mobile Lighting

Linda Lighting’s product line designed for mining is widely accepted as the industry safety standard across the mining industry, a rapidly growing sector of the Chinese economy. Linda already has a large existing client base of mining companies, and its technology and pricing place it in a competitive position to expand their market share.

PRODUCT DEVELOPMENT PROCESS:

Research and Development
Linda’s new product design process follows the steps listed below:
Market demand
Market Research
Creative
Creative Photo
Review and Screen
Appearance
Interior Design
Circuit Design
Customer requirements
Mold design
Official drawings
Re-evaluation
Mold Design
Mold Producing
Injection Molding
Electroplating
Circuit Test
Sample test
Correction
Accreditation and Approve
Pilot production
Quality inspection
Batch production
Sales

Intellectual Property
Linda and Chairman Shi Maolin hold numerous PRC patents and intellectual property rights to the technical and aesthetic design of their products. However, the company does not plan to pursue international intellectual property rights.

Product Testing
Linda’s new product design process follows the steps listed below:

1, Order-controlled exchange machine*1
2, Voltage regulator*8
3, Frequency measurement instrument*2
4, Oscilloscope*3
5, QTZ Tracer*2
6, Digital multimeter*2
7, Pointer multimeter*20
8, Drying machine*1
9, Huayi 2008A Clamp*3
10, Inductance machine*2
11, Power meter*1
12, Single-phase voltage regulator*2
13, Contactor*1
14, 902C Temperature Table*3
15, Lamp holder machine*3
16, Little Swan refrigerator*1
17, JS16 hand presses*5
18, Stripping machine*2
19, DJ3000 computer speed test meter*2
20, PT1200 electrical parameters tester*1
21, U12000 electronic ballast integrated performance tester*1
22, QT2 transistor curve tracers*2
23, CF-3A magnetic without-item sorter*1
24, electric heating blast drying oven*1
25, A-Type spark vacuum detector*2
26, HG281013-Type LCR digital electricity bridge*1
27, Huafeng electric heating machine*2
28, Shrink machine*5
29, Meiling ultra-low temperature refrigerator*1

Marketing and Advertising
In March, Linda signed a 15 month advertising contract with "Guangdong TV". Linda’s advertisement will be broadcast six times aperday on "Guangdong TV", “Zhujiang TV", and "News TV” beginning in May. Linda also plans to begin broadcast advertising on "Henan TV" and "Hebei TV" in the next few months.

Sales

Linda Lighting is currently analyzing the efficiency and scalability of its current sales model, and evaluating potential distribution and joint venture agreements that could increase the volume of sales domestically and internationally.

Linda has 500 Brokers around China selling its products:

MARKET ANALYSIS:

China has had the fastest growing major economy for the past 30 years with an average annual GDP growth rate above 10%.China's per capita income has likewise grown at an average annual rate of more than 8% over the last three decades drastically reducing poverty.  China is the largest trading nation in the world and the largest exporter and second largest importer of goods.

Guangzhou is the manufacturing hub of the Pearl River Delta and one of mainland China’s leading commercial and manufacturing regions. In 2008, the GDP reached ¥821.58 billion (US $118 billion), per capita was ¥81,233 (US $11,696)[, ranking 6th among the other 659 Chinese cities. Guangzhou, the capital city of Guangdong Province is located along the south coastline of China and has several excellent ports particularly conducive to exporting goods from this area. Guangzhou was one of the first cities to benefit from China's Reform and Opening Up policy beginning in 1978, and has been a pioneer of economic development in China

In spite of the global economic crisis, Chinese exports have increased by 18% from December 2008 to December 2009. An investment led stimulus program by the Chinese government that began a year ago has offset the deterioration of international demand for Chinese goods caused by the global recession. Additionally, the Dollar to Yuan exchange rate is extremely conducive to keeping the cost of Chinese goods low globally to further stimulate exports, particularly of manufactured goods.
Demand Drivers:

(1)
As part of the UN backed strategy for combating global climate change, China began a program in 1996 to subsidize the mass replacement of incandescent bulbs with CFLs. Currently; the government provides 30%-50% percent subsidies on CFL bulbs for consumers and businesses. Phasing-out of Incandescent Lamps and Energy-Saving Lamps Promotion Project provided $40.9 Million (USD) of subsidies in 2008, a number it wishes to increase three fold for 2010.

(2)
The leading LED market research group, LED inside, estimates that rapid growth and widespread adoption of LED commercial lighting will take place internationally in 2010 and 2011, while LEDs used for household lighting will not take off until 2011 or 2012. The market penetration rate of LED as a light source is projected to reach 3.7% in 2010 and the estimated compound annual growth rate between 2009 and 2013 is 32%. Domestically, the sales of LED lights are projected to grow 50% annually in China over the next few years.

(3)
China’s mining industry ranks third in the world and China is the world’s largest producer of coal. The energy demands of the Chinese population will continue to drive the expansion of this industry. This in addition to the Chinese government’s mandate that the mining industry be more vigilant in ensuring the safety of workers creates an atmosphere in which products supporting the safety of mine workers will be increasingly demanded.

COMPETITIVE LANDSCAPE:

Large Cap Led Industry: Leading Companies Traded On Us Public Equity Markets

—
CREE (CREE) –Consolidation in the LED industry is taking place and will continue to be the trend going forward. With this trend in mind, CREE is an ideal candidate to be bought out by a large company such as General Electric Corp. or Phillips Electronics. Furthermore, CREE has been actively involved in the “LED City” program, promoting their products and building goodwill across the globe. We expect CREE to continue to be an industry leader and benefit from the expansion of led technology.

—
PHILIPS ELECTRONICS (PHG) - Philips Lumileds represents 6-7% of total revenue for Philips and this will be one of their fastest growing revenue streams. Philips has acquired Genlyte, Color Kinetics, and TIR systems in order to position them as a leader in the LED industry and be a player in all LED applications. There is the potential that if Philips Lumileds grew significantly there could possibly be a spin off. Philips Electronics is a market leader in all their other businesses and we expect this to continue into the led market in the years to come.

—
DAKTRONICS (DAKT) - The fastest growing segment of the LED market will be signs and illumination, representing 44 % of all LED applications by the year 2012. Daktronics is the world’s leading supplier of large LED monitors and displays used for digital advertising. With this in mind we feel that Daktronics is in good position to take advantage of this rapidly growing segment in the led market.

OUTLOOK:

The performance of Linda Lighting, like most companies, is influenced by a multitude of factors such as the health of the economy, including employment, credit availability, and consumer confidence. During the company’s fiscal 2009, major economies and financial markets throughout the world experienced unprecedented volatility, creating uncertainty both for consumers and businesses. Nonetheless the Chinese economy grew by 8.7% in 2009, a marked slow-down from recent years, but impressive in the context of the global economic climate. As such, it is difficult at this time to precisely forecast the direction or intensity of future economic activity in general and more specifically with respect to overall demand for Linda Lighting’s products. However, management anticipates that the Chinese government’s initiative to subsidize the replacement of incandescent bulbs with CFL bulbs in both the commercial and residential space as well as the projected growth of the mining industry in China will generate demand for our products sufficient to counteract any reduction in demand due to economic volatility.

Management believes that competitive forces in the current market environment will not allow the company to pass along more than commodity cost increases or to significantly retain current pricing on commodity-sensitive products should those specific commodity costs sharply decline. Although management believes pricing is likely to become more competitive in certain channels and geographies, the negative impact is expected to be offset through productivity improvements and lower material, component costs. During fiscal 2010, the company expects to realize approximately financial benefits from the streamlining actions taken in fiscal 2009 and 2010.these actions are related to the consolidation of certain manufacturing operations, the reorganization of the distribution process to scale sales, and the adjustment of business operations and production to better suit the current market.

The company initiated such actions in an effort to continue to redeploy and invest resources in other areas where the company believes it can create greater value for all stakeholders and accelerate profitable growth opportunities, including a continued focus on industry-leading product innovation incorporating sustainable design, relighting, and customer connectivity.

Management believes the execution of the company’s strategies to accelerate investments in innovative and energy-efficient products, enhance services to its customers, and expand market presence in key sectors and will provide growth opportunities, which should enable the company to outperform the overall markets it serves. Additionally, management believes these actions and investments will position the company to meet or exceed its long-term financial goals. The company expects cash flow from operations to be strong in 2010 and intends to invest appropriately throughout the year.

Fiscal 2010 results are not expected to be negatively impacted in spite of the current economic conditions, and management is more strongly positive about the long-term potential of the company and its ability to outperform the market. Management continues to position the company to optimize short-term performance while investing in and deploying resources to further the company’s long-term profitable growth opportunities. Looking beyond the current environment, management believes the lighting and lighting-related industry will experience solid growth over the next decade, particularly as energy and environmental concerns come to the forefront, and that the company is well-positioned to fully participate in this growing industry.

COMPANY ADVANTAGE

Linda’s experienced and educated workforce has valuable relationships with various levels of government, and developed research and development department allow it to hold a competitive position in the PRC lighting development and manufacturing sector. Linda’s focus on green technologies and engaging technological and design expertise to engineer quality products at a widely accessible price point will allow it to gain an increasing market share.

Valuable Government Relationships

Chairman Maolin has cultivated relationships with provincial and national government figures that have been and will continue to add value to the business of Linda Lighting. From the date of its formation, Linda Mobile Lighting (2006) has received three years tax free from the date of the formation for that entity and will receive 50% off taxes for both 2010 and 2011. Linda will continue to cultivate these relationships in order to maximize the value of corporate tax incentives at its disposal and exploit government subsidies derived from initiatives to proliferate the use of green lighting technology in China.

Linji®

China famous brand

The framework of Guangzhou Linda Illumination Industry CO;Ltd

Directorate
Board chairman
General manager
General manager office
Purchasing department
Minister
Minister
Institute
production department
Minister
R and D department
Minister
quality department
Minister
Minister
Minister
Minister
finance department
Manager
administration department
Manager
sales office
region market
plastic purchasing
other purchasing
transportation group
injection workshop
circuit board workshop
charger workshop
the standard and the authentication office
advertising group
mold workshop
the circuit design
Laboratory
sample group
outward appearance mold design
the plastic examines
cost control department
rear service
security team
network group

Employees

As of the date hereof, we have approximately 88 full-time employees. Our employees are not represented by any collective bargaining agreement and we believe we have never experienced a work stoppage. We believe we have good relations with our employees.

DESCRIPTION OF PROPERTY

Our principal executive office is located at No.1 Industrial Garden of Second Economic Cooperative Entity, Ren He Town, Baiyun District, Guangzhou, Guangdong, China 510470 and our telephone number is +86 (0) 20-8603-7011.

LEGAL PROCEEDINGS
From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for quoting of our common stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be quoted on the OTCBB or, if quoted, that a public market will materialize.

Holders of Capital Stock

As of the date of this registration statement, we had 38 holders of our common stock.

Rule 144 Shares

As of the date of this registration statement, we do not have any shares of our common stock that are currently available for sale to the public in accordance with the volume and trading limitations of Rule 144.

Stock Option Grants

We do not have any stock option plans.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

INDEX	Pages

PART I—FINANCIAL INFORMATION
Item 1. Financial Statements
Consolidated Interim Balance Sheets as of June 30, 2010 (unaudited) and December 31, 2009	F-1
Consolidated Interim Statements of Operations for the three and six months ended June 30, 2010 and 2009 (unaudited)	F-2
Consolidated Interim Statement of Stockholders’ Equity for the six months ended at June 30, 2010 (unaudited)	F-3
Consolidated Interim Statements of Cash Flows for the six months ended June 30, 2010 and 2009 (unaudited)	F-4
Notes to the Consolidated Interim Financial Statements (unaudited)	F-5 - 24

PART I—FINANCIAL INFORMATION

LINDA ILLUMINATION, INC. CONSOLIDATED BALANCE SHEETS
	June 30, 2010 (unaudited)	December 31, 2009
Assets
Current Assets
Cash and Cash Equivalents	676,506	30,474
Accounts Receivables (Net of Allowance for Doubtful Accounts)	256,617	47,050
Marketable Securities	0	263,613
Inventories	450,844	534,917
Prepayments and Other Current Assets	580,487	122,540
Including: Due from Related Party 79,694 and 0,respectively
Total Current Assets	1,964,454	998,594
Property, Plant and Equipment	873,029	817,840
Minus: Accumulated Depreciation	237,414	194,850
Net, Property, Plant and Equipment	635,615	622,990

Total Assets	2,600,069	1,621,584

Liabilities and Stockholders' Equity
Current Liabilities
Accounts Payables	60,037	61,146
Customer Deposit	35,274	163,071
Short Term Debt	1,480,802	439,354
Short Term Loan From Related Parties	31,181	31,181
Accrued Expenses and Other Current Liabilities	480,299	179,879
Including: Due to Related Parties 30,466 and 145,388 respectively
Total Current Liabilities	2,087,593	874,631
Long-term Debt
Long-term Loan From Bank	0	133,574
Total Long-term Debt	0	133,574
Total Liabilities	2,087,593	1,008,205
Stockholders' Equity:
Preferred stock ($0.0001 par value, 10,000,000 authorized share; none outstanding)	0	0
Common stock ( $0.0001 par value, 200,000,000 shares authorized, 10,000,000issued, and outstanding at June 30,2010)	1,000	880
Additional Paid In Capital	105,144	96,420
Retained Earnings	366,826	453,381
Accumulated Other Comprehensive Income	39,506	62,698
Total Stockholders' Equity:	512,476	613,379

Total Liabilities and Shareholders' Equity	2,600,069	1,621,584

F-1

LINDA ILLUMINATION INC. CONSOLIDATED STATEMENTS OF OPEARATIONS (UNAUDITED) ( Unit: USD $)
	For the six months ended June 30, 2010	For the six months ended June 30, 2009	For the three months ended June 30, 2010	For the three months ended June 30, 2009
Revenues	932,934	1,203,979	284,586	684,882
Cost of Goods Sold	775,878	1,055,641	238,818	564,287
Gross Profit	157,056	148,338	45,768	120,595

Operating Expenses:
Marketing and Selling Expenses	47,275	53,037	20,519	27,562
General and Administrative Expenses	139,411	53,281	106,834	31,893
Total Operating Expenses	186,686	106,318	127,353	59,455

Income From Operations	(29,630)	42,020	(81,585)	61,140

Other Income (Expense)
Interest Expense	(28,697)	(18,071)	(18,092)	(6,451)
Other Income	2,244	2,296	1	2,296

Total Other Income (Expense)	(26,453)	(15,775)	(18,091)	(4,155)

Income Before Income Tax	(56,083)	26,245	(99,676)	56,985

Income Tax	5,472	0	1	0

Net Income	(61,555)	26,245	(99,677)	56,985

Unrealized Foreign Currency Translation Gain (Loss)	(23,192)	183	2,930	762

Comprehensive Income	$(84,747)	26,428	(96,747)	57,747

Net Income Per Common Share - Basic and Diluted:	$(0.01)	**	(0.01)	0.01

Weighted Common Shares Outstanding - Basic and Diluted	9,226,667	8,800,000	8,800,000	8,800,000
** Less than $0.01

F-2

LINDA ILLUMINATION INC.CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (UNAUDITED) (Unit :USD $)
	Common Stock, Par Value $0.0001				Accumulated Other Comprehensive
	Number of Shares	Amount	Additional		Foreign Currency	Total
			Paid In Capital	Retained Earnings	Translation Gain
Balance, January 1, 2010 (1)	8,800,000	880	96,420	453,381	62,698	613,379
Issued shares to Magic Ocean April 29, 2010	1,200,000	120	8,724	(25,000)		(16,156)
Net income				(61,555)		(61,555)
Foreign Currency Gain					(23,192)	(23,192)
Balance, June 30, 2010	10,000,000	1,000	105,144	366,826	39,506	512,476

(1) The stockholders’ equity of Linda Illumination has been recapitalized to give effect to the shares received by existing shareholders of Linda Illumination from the Share exchange agreement with China Real Estate Acquisition on April 28, 2010.

F-3

LINDA ILLUMINATION INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
		Unit: USD $
	For the six months ended June 30, 2010	For the six months ended June 30, 2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$(61,555)	$26,245
Depreciation Expense	42,564	37,378
Changes in operating assets and liabilities
Accounts Receivables (Net of Allowance for Doubtful Accounts)	(209,567)	(112,358)
Inventories	84,073	(62,802)
Prepayments and Other Current Assets	(457,947)	(377,616)
Accounts Payables	(17,264)	(36,505)
Customer Deposit	(127,797)	39
Accrued Expenses and Other Current Liabilities	300,420	(18,117)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(447,073)	(543,736)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of Property, Plant, and Equipment	(55,189)	(48,283)
Marketable Securities	263,613	-
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	208,424	(48,283)
CASH FLOW FROM FINANCING ACTIVITIES
Proceeds from Long-term Debt or Repayment of Long-term Debt	(51,703)	(49,044)
Proceeds from Short-term Debt	1,400,000	658,675
Repayment of Short-term Debt	(440,423)	0
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	907,873	609,631
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(23,192)	183
NET INCRESE (DECREASE) IN CASH	646,032	17,795
CASH AT BEGINNING OF PERIOD	30,474	93,129
CASH AT ENDING OF PERIOD	$676,506	$110,924

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest Paid	$28,697	$18,071
Income Taxes Paid	$5,472	$0

F-4

Linda Illumination, Inc.

NOTES TO THE CONSOLIDATED INTREIM FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2010

NOTE 1 – ORGANIZATION AND OPERATIONS

China Real Estate Acquisition Corp. (“China Acquisition”) was incorporated in the State of Delaware on August 14, 2009.  Since inception, China Acquisition has been engaged in organizational efforts and obtaining initial financing. China Acquisition was formed as a vehicle to pursue a business combination. The business purpose of China Acquisition is to seek the acquisition of, or merger with, an operating company.

On April 28, 2010, China Acquisition acquired Linda International Lighting Co., Ltd (“Linda International”) in accordance with the Exchange Agreement. Pursuant to the terms of the Exchange Agreement, China Acquisition acquired all the Interests of Linda International from the Linda International Shareholders; and the Linda International Shareholders transferred and contributed all of their Interests to China Acquisition. In exchange, China Acquisition issued a total of 5,000,000 shares of common stock, Magic Ocean transferred 3,800,000 shares of its common stock to the Linda International Shareholders, their designees or assigns, which totals 88% of the issued and outstanding shares of common stock of China Acquisition on a fully-diluted basis as of and immediately after the Closing of the Combination.

On July 7, 2010, China Acquisition filed a certificate of amendment to the Company’s articles of incorporation with the Delaware Secretary of State changing China Acquisition’s name to Linda Illumination, Inc. (“the Company”)

Linda International was incorporated on April 16, 2005 in Hong Kong to serve as an intermediate holding company. Mr Maolin Shi was the sole owner of Linda International with 100% interest.

Guangzhou Linda Illumination Industry Co., Ltd (“Linda Illumination”) was incorporated on March 27, 2006, in the City of Guangzhou, Guangdong Province, People’s Republic of China (“PRC”). Mr Maolin Shi owned 25% of Linda Illumination through Linda International, and the remaining 75% was owned by Linda Electronic Co., Ltd (“Linda Electronic”). Linda Illumination is primarily engaged in developing, manufacturing, marketing, and sales of searchlights, spotlights, energy-efficient electronic lamps, and other mobile lighting products.

Linda Electronic was incorporated in the City of Guangzhou, Guangdong Province, PRC. Mr Maolin Shi owned 55% of Linda Electronic and the remaining 45% was owned by his brother and sister.

On March 11, 2010, Linda International entered into an equity transfer agreement with Linda Electronic to acquire additional 75% equity interest of Linda Illumination from Linda Electronic. Upon the completion of this equity interest transfer, Linda International becomes a holding company that owns 100% of the equity interests of Linda Illumination.

F-5

Both Linda International and Linda Illumination are under the common control of Mr. Maolin Shi, who has direct and significant influence on both Companies’ operations and policies, before and after March 11, 2010.

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Certain information and footnote disclosures normally included in financial statements prepared in conjunction with generally accepted accounting principles have been condensed or omitted as permitted by the rules and regulations of the United States Securities and Exchange Commission, although the Company believes that the disclosures contained in this report are adequate to make the information presented not misleading. These condensed consolidated financial statements should be read in conjunction with the annual audited consolidated financial statements and the notes thereto included in the Company’s annual report on Form 10-K and other reports filed with the SEC.

The accompanying condensed unaudited interim consolidated financial statements reflect all adjustments of a normal and recurring nature which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows of the Company for the interim periods presented. The results of operations for these periods are not necessarily comparable to, or indicative of, results of any other interim period or for the fiscal year taken as a whole.

Basis of Presentation

The Company's consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP"). The financial statements reflect the financial position, results of operations and cash flows of the Company and its wholly owned subsidiary Linda International and Linda Illumination as of June 30, 2010 and December 31, 2009 and for the six months ended June 30, 2010 and 2009 and for the period from April 30 to June 30, 2010 and 2009.

Linda International and Linda Illumination have been under the common control of Mr. Maolin Shi since their incorporations. After closing of the Share Transfer Agreement with China Acquisition, Mr.Maolin Shi owns 88% of the shares of common stock of the Company issued and outstanding. Such manner of presentation reflects the economic substance of the combined companies, which were under the common control throughout the relevant periods, as a single economic enterprise.

There were no inter-company transactions occurred for the six months ended at June 30, 2010. All previously significant intercompany transactions have been eliminated in consolidation.

F-6

Use of Estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the consolidated financial statements and the amount of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made. However, actual results could differ materially from those results. Significant estimates in the six months ended June 30, 2010 include the allowance for doubtful accounts, and the useful life of property, plant, and equipment.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents. The Company maintains cash and cash equivalents with various financial institutions in the PRC. Balances at financial institutions or state-owned banks within the PRC are not covered by insurance. Nonperformance by these institutions could expose the Company to losses for amounts not covered by insurance. However, the Company has not experienced, nor does it anticipate, non-performance by these institutions.

Accounts Receivable and Allowance for Bad Debt

The Company records accounts receivable, net of an allowance for doubtful accounts. The Company maintains allowance for doubtful accounts for estimated losses. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on historical write-off experience, customer specific facts and economic conditions. Bad debt expense is included in general and administrative expenses.

Outstanding account balances are reviewed individually for collectability. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure to its customers.

Marketable Securities – Held-to-Maturity

On January 4, 2009, the Company invested $263,613 to purchase a debt security with one year maturity and annual interest rate 10% from Jiayuan Trading Company in Guangzhou City, PRC.

The Company accounts for this short term investment as a marketable security – held-tomaturity in accordance with FASB Accounting Standards Codification (“ASC”) 320 “Investment”, previous Statement of Financial Accounting Standards (“SFAS”) SFAS No. 115 “Investments in Debt and Equity Securities”. According to this accounting standard, held-to-maturity securities are those that the investor intends to hold to maturity and is able to hold to maturity. Designation of a security as held-to-maturity allows the investor to report the security value at historical cost plus accretion or minus amortization. Amortization of premium or discount is calculated using an amortization table to allow interest revenue and amortization to be recorded separately. This ensures that carrying value of the security equals the maturity value on the maturity date. Unrealized gains or losses are not shown on the balance sheet, but reflected in reported income or reported net worth.

F-7

The Company acquired this held-to-maturity security at its face value, and there was no market value or value of any comparable held-to-maturity securities available at the acquisition time.

Inventories

The Company values inventories, consisting of finished goods and raw materials, at the lower of cost or market. Cost is determined using the weighted average cost method. Cost of finished goods comprises direct labor, direct materials, direct production cost and an allocated portion of production overhead. The Company regularly reviews raw materials and finished goods inventories on hand and, when necessary, records a provision for excess or obsolete inventories based primarily on current selling price and sales prices of confirmed backlog orders. There is no allowance at June 30, 2010 .

The Company has several manufacturing and assembling lines, in which the whole manufacturing and assembling processes take only about 1-5 minutes. All products are completed before the close of each day. Therefore, the Company does not carry any work-in-process inventories.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation of property, plant and equipment is computed by the straight-line method (after taking into account their respectively estimated residual values) over the assets’ estimated useful lives ranging from 5 years to 20 years. Leasehold improvements, if any, are amortized on a straight-line basis over the lease period or the estimated useful life, whichever is shorter. Upon sale or retirement of property, plant and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in current operations.

There were no fixed assets retired for the six months ended at June 30, 2010, and therefore, no gain or loss incurred from such transactions for this period.

Impairment of Long-Lived Assets

In accordance with FASB Accounting Standards Codification (“ASC”) 360 “Impairment or Disposal of Long Lived Assets”, previous Statement of Financial Accounting Standards (“SFAS”) SFAS No. 144 “Accounting for the Impairment of Long Lived Assets”, the Company periodically reviews its long-lived assets, which include property, plant and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable.

Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

F-8

The Company determined that there were no impairments of long lived assets for the six months ended at at June 30, 2010

Income Taxes

The Company is governed by the Income Tax Law of the People's Republic of China. Income Tax is accounted in accordance with the Statement of FASB Accounting Standards Codification No. 740 “Income Taxes”. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the carrying amounts of existing assets and liabilities of the financial statements and their respective tax bases and tax loss carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The Company determined that there were no deferred-tax assets and liabilities that should be recognized for the six months ended at June 30, 2010.

 Reporting Currency and Translation

The reporting currency of the Company is the U.S. dollar. The functional currency of the Company is the local currency, the Chinese Renminbi ("RMB"), the currency of the PRC.

The Company has adopted FASB Accounting Standards Codification (“ASC”) 830 “Foreign Currency Matters”, and translated financial statement amounts from RMB to the Company's reporting currency, United States dollars ("USD$" or "$"). Results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period, and equity is translated at historical exchange rates. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. Translation adjustments resulting from the process of translating financial statements from the local currency into U.S. dollars are included in determining accumulated other comprehensive income in the statement of stockholders’ equity.

RMB is not a fully convertible currency. All foreign exchange transactions involving RMB must take place either through the State Administration of Foreign Exchange (the “SAFE”) of the People's Bank of China (the “PBOC”) or other institutions authorized to buy and sell foreign exchange. The exchange rate adopted for the foreign exchange transactions are the rates of exchange quoted by the SAFE, which are determined largely by supply and demand. The following exchange rates were adopted to translate the amounts from RMB into United States dollars (“USD$”) for the respective periods:

F-9

	June 30, 2010	June 30, 2009	March 31, 2010	March 31, 2009
Closing RMB Exchange Rate (RMB/USD$)	6.7909	6.8319	6.8263	6.8359

	Six months ended June 30, 2010	Six months ended June 30, 2009	Three months ended March 31, 2010	Three months ended March 31, 2009
Average RMB Exchange Rate (RMB/USD$)	6.8251	6.8328	6.8269	6.8360

Operating Leases
The Company entered into a non-cancelable operating lease agreement, in the year 2007, for its commercial office space and manufacturing space in Guangzhou City, China. The Company, following the guidance under FASB Accounting Standards Codification (“ASC”) 840 “Leases”, charges the rental payments to expense over the lease term as determined under the lease agreement.

Customer Deposit

Customer deposit, included in accrued expenses and other current liabilities, primarily represents amounts received from customers for future delivery of products, all of which were fully or partially refundable depending upon whether customization of products has begun if so required.

Financial Instruments

(i)Fair Value of Financial Instruments

FASB Accounting Standards Codification (“ASC”) 825 “Financial Instruments”, requires disclosure of the fair value of financial instruments held by the Company. The Company follows Accounting Standards Codification No.825 for the recording of its financial instruments. The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying amounts of financial assets and liabilities, such as cash, trade accounts receivable, prepayments and other current assets, accounts payable, accrued expenses and other current liabilities, approximate their fair values because of the short maturity of these instruments.

 (ii)Concentrations of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. Substantially all of the Company’s cash is maintained with state-owned banks within the People’s Republic of China, of which no deposits are covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts. An insignificant portion of the Company’s sales are credit sales which are primarily to customers whose ability to pay is dependent upon the industry economics prevailing in these areas, and concentrations of credit risk with respect to trade accounts receivables is limited due to generally short payment terms and significant cash sales. The Company also performs ongoing credit evaluations of its customers to help further reduce credit risk.

F-10

Revenue Recognition

The Company follows the guidance of FASB Accounting Standards Codification No. 605 “Revenue Recognition”. Revenue is recognized when persuasive evidence of an arrangement exists, product delivery has occurred, the title and risk of loss transfer to the buyer, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.

Research and Development Expenses

The Company’s research and development costs are expensed as incurred, in accordance with FASB Accounting Standards Codification No. 730 “Research and Development”. The research and development costs consist primarily of salaries and related expenses of personnel engaged in research and development activities. The Company’s research and development activities include designing and development of energy-saving lamps and illumination technologies, and also significant improvements and refinements to the existing products. Research and development expenses were $1,958 for the six months ended at June 30, 2010 and $3,710 for the six months ended June 30, 2009.

Advertising Expense

The Company expenses all advertising and promotion costs as incurred. Advertising and promotion expenses were $10,908 for the six months ended at June 30, 2010 and $2,645 for the six months ended at June 30, 2009.

F-11

Shipping and Handling Costs

The Company accounts for shipping and handling fees in accordance with FASB Accounting Standards Codification No. 605-45 “Revenue Recognition – Shipping and Handling Cost”. Amounts charged to customers in sales transactions related to shipping and handling are included in revenues. The actual costs to the Company are recognized as operating expense. The majority of the Company’s sales were on a FOB factory basis. The Company incurred $7,190 and $14,243 for shipping and handling costs for the six months ended at June 30, 2010 and 2009, respectively.

Other Income- Interest Income From Marketable Securities – Held-to-Maturity

The Company records the profit generated from sources other than its business operations, such as investing, financing, and other non-operating activities, as other income. On January 4, 2009, the Company purchased a debt security in the amount of $263,613 with one year maturity and annual interest rate of 10% on face value of the security. At acquisition, this marketable security was recorded as held-to-maturity in accordance with FASB Accounting Standards Codification (“ASC”) 320 “Investment”. The Company recognizes the interest income when the interest is earned.

For the year ended at December 31, 2009, the Company recognized $26,361 earned interest income from the Marketable Securities - held-to-maturity. The security was matured and interest payment was made on January 4, 2010.

Net Income Per Common Share

Basic net income (loss) per share are computed by dividing net income/(loss) attributable to holders of common shares by the weighted average number of common shares outstanding during the year. Diluted net income per share reflects the potential dilution that could occur if securities or other contracts to issue common shares (convertible preferred stock, forward contract, warrants to purchase ordinary shares, contingently issuable shares, common stock options and warrants and their equivalents using the treasury stock method) were exercised or converted into ordinary shares. There were no such securities and other contracts issued at the six months ended at June 30, 2010. Therefore, no diluted net income per share needs to be calculated for the six months ended at June 30, 2010 and 2009.

Comprehensive Income

The Company has adopted Statement of Accounting Standards Codification No. 220 “Comprehensive Income”. This statement establishes rules for the reporting of comprehensive income and its components. Comprehensive income, for the Company, consists of net income and foreign currency translation adjustments and is presented in the Statements of Income and Comprehensive Income and Stockholders’ Equity.

For the six months ended at June 30, 2010 and 2009, the Company's comprehensive income was $-84,747 and $26,428, respectively.

F-12

Commitments and Contingencies
Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

 Reclassifications
Certain amounts in the prior year consolidated financial statements have been reclassified to conform with current year presentation. The reclassifications made to the prior year have no impact on the net income (loss) or overall presentation of the consolidated financial statements.

Recently Issued Accounting Pronouncements

Business Combinations
(Included in ASC 805 “Business Combinations”, previously SFAS No. 141(R))

This ASC guidance revised SFAS No. 141, “Business Combinations” and addresses the accounting and disclosure for identifiable assets acquired, liabilities assumed, and noncontrolling interests in a business combination. The Company determined that the Company’s recent business combination and acquisition under the common control is an exception to this standard and is not subject to the accounting treatments requirement by this standard.

Noncontrolling Interests
(Included in ASC 810 “Consolidation”, previously SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements, an amendments of ARB No. 51”)

This ASC guidance establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. The Company does not anticipate that the adoption of this statement will have a material effect on the Company’s financial condition and results of operations.

Interim Disclosures About Fair Value of Financial Instruments
(Included in ASC 825 “Financial Instruments”, previously FSP SFAS No. 107-1)

This guidance requires that the fair value disclosures required for all financial instruments within the scope of SFAS No. 107, “Disclosures about Fair Value of Financial Instruments”, be included in interim financial statements. This guidance also requires entities to disclose the method and significant assumptions used to estimate the fair value of financial instruments on an interim and annual basis and to highlight any changes from prior periods. This guidance was effective for interim periods ending after September 15, 2009. The Company does not anticipate that the adoption of this statement will have a material effect on the Company’s financial condition and results of operations.

F-13

Accounting for Transfers of Financial Assets
(To be included in ASC 860 “Transfers and Serving”, previously SFAS No. 166 “Accounting for Transfers of Financial Assets - an Amendment of FASB No. 140”)

This ASC guidance addresses information that a reporting entity provides in its financial statements about the transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement in transferred financial assets. Also, SFAS No. 166 removes the concept of a qualifying special purpose entity, limits the circumstances in which a transferor derecognizes a portion or component of a financial asset, defines participating interest and enhances the information provided to financial statement users to provide greater transparency. This guidance is effective for the first annual reporting period beginning after November 15, 2009. The Company does not anticipate that the adoption of this statement will have a material effect on the Company’s financial condition and results of operations.

Consolidation of Variable Interest Entities – Amended
(To be included in ASC 810 “Consolidation”, SFAS No. 167 “Amendments to FASB Interpretation No. 46 (R)”)

SFAS No. 167 amends FASB Interpretation No. 46 (revised in December 2003), “Consolidation of Variable Interest Entities,” to require an enterprise to perform an analysis to determine the primary beneficiary of a variable interest entity; to require ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity and to eliminate the quantitative approach previously required for determining the primary beneficiary of a variable interest entity. SFAS No. 167 also requires enhanced disclosures that will provide users of financial statements with more transparent information about an enterprise’s involvement in a variable interest entity. SFAS No. 167 is effective for the first annual reporting period beginning after November 15, 2009. The Company does not anticipate that the adoption of this statement will have a material effect on the Company’s financial condition and results of operations.

FASB Accounting Standards Codification
(Accounting Standards Update (“ASU”) 2009-1)

In June 2009, the FASB approved its Accounting Standards Codification (“Codification”) as the single source of authoritative United States accounting and reporting standards applicable for all non-governmental entities, with the exception of the SEC and its staff. The Codification is effective for interim or annual financial periods ending after September 15, 2009 and does not have any impact on the Company’s financial statements as the Company has no previous reference prior to the Codification.

F-14

Multiple Deliverable Revenue Arrangements
(ASU 2009-13 and 2009-14)

In October 2009, the FASB issued a new accounting standard which provides guidance for arrangements with multiple deliverables. Specifically, the new standard requires an entity to allocate consideration at the inception of an arrangement to all of its deliverables based on their relative selling prices. In the absence of the vendor-specific objective evidence or third-party evidence of the selling prices, consideration must be allocated to the deliverables based on management’s best estimate of the selling prices. In addition, the new standard eliminates the use of the residual method of allocation. In October 2009, the FASB also issued a new accounting standard which changes revenue recognition for tangible products containing software and hardware elements. Specifically, tangible products containing software and hardware that function together to deliver the tangible products’ essential functionality are scoped out of the existing software revenue recognition guidance and will be accounted for under the multiple-element arrangements revenue recognition guidance discussed above. The Company does not anticipate that the adoption of this statement will have a material effect on the Company’s financial condition and results of operations because the Company does not have any multiple deliverable revenue arrangements.

Transfer of Financial Assets
(ASU 2009-16)

In December 2009, FASB issued ASU No. 2009-16, Accounting for Transfers of Financial Assets. This Accounting Standards Update amends the FASB Accounting Standards Codification for the issuance of FASB Statement No. 166, Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140.The amendments in this Accounting Standards Update improve financial reporting by eliminating the exceptions for qualifying special-purpose entities from the consolidation guidance and the exception that permitted sale accounting for certain mortgage securitizations when a transferor has not surrendered control over the transferred financial assets. In addition, the amendments require enhanced disclosures about the risks that a transferor continues to be exposed to because of its continuing involvement in transferred financial assets. Comparability and consistency in accounting for transferred financial assets will also be improved through clarifications of the requirements for isolation and limitations on portions of financial assets that are eligible for sale accounting. The Company does not expect the adoption of this ASU to have a material impact on its financial statements.

Improvements to Financial Reporting by Enterprises Involved Variable Interest Entities
(ASU 2009-17)

In December, 2009, FASB issued ASU No. 2009-17, Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities. This Accounting Standards Update amends the FASB Accounting Standards Codification for the issuance of FASB Statement No. 167, Amendments to FASB Interpretation No. 46(R). The amendments in this Accounting Standards Update replace the quantitative-based risks and rewards calculation for determining which reporting entity, if any, has a controlling financial interest in a variable interest entity with an approach focused on identifying which reporting entity has the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and (1) the obligation to absorb losses of the entity or (2) the right to receive benefits from the entity. An approach that is expected to be primarily qualitative will be more effective for identifying which reporting entity has a controlling financial interest in a variable interest entity. The amendments in this Update also require additional disclosures about a reporting entity’s involvement in variable interest entities, which will enhance the information provided to users of financial statements. The Company is currently evaluating the impact of this ASU; however, the Company does not expect the adoption of this ASU to have a material impact on its financial statements.

F-15

Accounting for Distributions to Shareholders with Components of Stock and Cash
(ASU 2010-01)

In January 2010, FASB issued ASU No. 2010-01- Accounting for Distributions to Shareholders with Components of Stock and Cash. The amendments in this Update clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share). The amendments in this update are effective for interim and annual periods ending on or after December 15, 2009, and should be applied on a retrospective basis. The Company does not expect the adoption of this ASU to have a material impact on its financial statements.

Accounting and Reporting for Decreases in Ownership of a Subsidiary
(ASU 2010-02)

In January 2010, FASB issued ASU No. 2010-02 – Accounting and Reporting for Decreases in Ownership of a Subsidiary – a Scope Clarification. The amendments in this Update affect accounting and reporting by an entity that experiences a decrease in ownership in a subsidiary that is a business or nonprofit activity. The amendments also affect accounting and reporting by an entity that exchanges a group of assets that constitutes a business or nonprofit activity for an equity interest in another entity. The amendments in this update are effective beginning in the period that an entity adopts SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements – An Amendment of ARB No. 51.” If an entity has previously adopted SFAS No. 160 as of the date the amendments in this update are included in the Accounting Standards Codification, the amendments in this update are effective beginning in the first interim or annual reporting period ending on or after December 15, 2009. The amendments in this update should be applied retrospectively to the first period that an entity adopted SFAS No. 160. The Company does not expect the adoption of this ASU to have a material impact on its financial statements.

F-16

Accounting and Reporting for Decreases in Ownership of a Subsidiary (ASU 2010-06)

In January 2010, FASB issued ASU No. 2010-06 – Improving Disclosures about Fair Value Measurements. This update provides amendments to Subtopic 820-10 that requires new disclosure as follows: 1) Transfers in and out of Levels 1 and 2. A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers. 2) Activity in Level 3 fair value measurements. In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number). This update provides amendments to Subtopic 820-10 that clarifies existing disclosures as follows: 1) Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities. 2) Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The Company is currently evaluating the impact of this ASU, however, the Company does not expect the adoption of this ASU to have a material impact on its financial statements.

NOTE 3 – ACCOUNTS RECEIVABLE

The Company provides an allowance for doubtful accounts related to its receivables. The receivables and allowance balances at June 30, 2010 and December 31, 2009 are as follows:

	June 30, 2010	December31, 2009

Accounts Receivable	$262,379	$52,780
Less: Allowance for Doubtful Accounts	(5,762)	(5,730)
Accounts Receivable, Net	$256,617	$47,050

NOTE 4 - INVENTORIES

The inventories at June 30, 2010 and December 31, 2009 consisted of the follows:

	June 30, 2010	December 31, 2009

Raw materials	$43,846	$175,382
Finished goods	406,998	359,535
Total Inventories	$450,844	$534,917

F-17

The Company has several manufacturing and assembling lines, in which the whole manufacturing and assembling processes take only about 1-5 minutes. All products are completed before the close of each day. Therefore, the Company does not carry any work-in-process inventories.

NOTE 5 – PREPAYMENTS AND OTHER CURRENT ASSETS

Prepayments and Other Current Assets at June 30, 2010 and December 31, 2009 consisted of the follows:

	June 30, 2010	December 31, 2009

Prepayments for Raw Materials	$227,457	$62,274
Prepayments for Rent, Advertisement, and Other Office Expenses	53,619	17,589
Other Receivables	356,271	43,105
Total Prepayments and Other Current Assets	$637,347	$122,968

NOTE 6 – PROPERTY, PLANT AND EQUIPMENT

At June 30, 2010 and December 31, 2009, Property, Plant and Equipment consisted of the follows:

	Estimated useful life	June 30, 2010	December 31, 2009
	(Years)	Balance	Balance
Buildings and Improvements	20	$92,259	$91,755
Machinery and Equipment	5-10	737,532	683,084
Transportation Equipment	5	31,307	31,136
Office Equipment	5	11,931	11,865
Property, Plant and Equipment		873,029	817,840
Less: Accumulated Depreciation		(237,414)	(194,850)
Net, Property, Plant andEquipment		$635,615	$622,990

The Company recorded depreciation expenses of $42,564 and $37,378 for six months at June 30, 2010 and 2009, respectively. There were no impairment provisions made at June 30, 2010.

NOTE 7 – SHORT TERM BANK LOANS

As of June 30, 2010, the Company had three outstanding short term bank loan which were used primarily to fund business operations. Two of the outstanding loans, lent by Chinese Commercial Bank, carried annual interest rate of 5.5755%. The other one, lent by Hang Seng Bank, carried annual interest rate of 5.94%. The full amount of $1,480,802 will be repaid in the first quarter of 2011.

F-18

NOTE 8 – SHORT TERM LOAN FROM RELATED PARTIES

As of June 30, 2010, the Company had outstanding short term loan from its shareholder Maolin Shi amounted to $31,181, which was non-interest bearing, unsecured, and payable on demand.

NOTE 9 – ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued Expenses and Other Current Liabilities at June 30, 2010 and December 31, 2009 consisted of the follows:

	June 30, 2010	December 31, 2009
Accrued Expenses	$80,280	$32,098
Other payables and accruals	456,879	148,209
Total Accrued Expenses and Other Current Liabilities	$537,159	$180,307

NOTE 10 – LONG-TERM DEBT

At June 30, 2010 and December 31, 2009, Long-term Debt consisted of the follows:

	June 30, 2010	December 31, 2009
Long-term Loan From Bank, unsecured, with interest rate of 5.94% per annum payable yearly, with principal due January 1, 2011.	$0	$133,574
Total Long-term Debt	$0	$133,574

F-19

NOTE 11 – DISTRIBUTION OF INCOME

Under the laws of the PRC, net income after taxation can only be distributed as dividends after appropriation has been made for the following: (i) cumulative prior years’ losses, if any; (ii) allocations to the “Statutory Surplus Reserve” of at least 10% of net income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company’s registered capital; (iii) allocations of 5-10% of income after tax, as determined under PRC accounting rules and regulations, to the Company’s “Statutory Common Welfare Fund”, which is established for the purpose of providing facilities and other collective benefits to employees in PRC; and (iv) allocations to any discretionary surplus reserve, if approved by stockholders.

As of June 30, 2010 the Company has not made any reserve for the dividends distribution and any dividends distribution to its shareholders.

NOTE 12 – INCOME TAXES

Substantially all of the Company’s taxable income and related tax expense are from PRC sources. Guangzhou Linda Illumination Industry Co., Ltd. files income tax returns under the Income Tax Law of the People’s Republic of China Concerning Foreign Investment Enterprises and Foreign Enterprises and local income tax laws (the “PRC Income Tax Law”). In accordance with the relevant PRC Income Tax Law, the profits of the Company derived in 2009, and 2008 are fully exempted from income taxes, income taxes rate is 12.5% (half of 25%) in 2010.

As result of the tax exemptions, there was no income tax payable for the Company for the years ended at December 31, 2009 and 2008.

The Company paid income taxes $5,472at the end of June 30, 2010.

NOTE 13 - COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases its offices in Guangzhou City, including commercial office space and manufacturing facilities under non-cancellable operating leases expiring on November 10, 2010. Future minimum lease payments required under these non-cancelable operating leases are only for the remaining fiscal year ending at December 31, 2010, and are at value of $7,682.

For the six months ended at June 30, 2010, rent expense relating to operating leases amounted to $10,637.

F-20

NOTE 14 - SHAREHOLDERS’ EQUITY

The Company is authorized to issue 200,000,000 shares of common stock, par value $0.0001 per share and 10,000,000 shares of preferred stock, par value $0.0001 per share. There are currently 10,000,000 shares of common stock issued and outstanding held by 2 shareholders and no shares of preferred stock were issued and outstanding.

NOTE 15 - RELATED PARTY TRANSACTIONS AND BALANCES
An individual or entity is considered to be a related party if the person or the entity has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. An individual or entity is also considered to be related if the person or the entity is subject to common control or common significant influence.

The related parties of the company are comprised as follows:

Related Party Name	Relationship with the Company
Guangzhou Linda Electric Co, Ltd	Entity controlled by Maolin Shi（55%）
Maolin Shi	88% Shareholder and CEO
Magic Ocean Limited	12% Shareholder
Landan Qin	Wife of Maolin Shi
Qinglin Shi	Brother of Maolin Shi

The interests of Mr Maolin Shi and his wife, Landan Qin are under common control of Mr Maolin Shi.

F-21

(i) Due to Related Parties

Due to Related Parties at June 30，2010 and December 31, 2009 consisted of the follows:

Related Party Name and Transaction	June 30, 2010	December 31, 2009
Guangzhou Linda Electric CO, Ltd	$8,377	$8,314
(The loan is non-interest bearing, unsecured, and payable on demand.)

Maolin Shi	0	115,106
(The loan is non-interest bearing, unsecured, and payable on demand.)

Landan Qin	7,363	7,323
(The loan is non-interest bearing, unsecured, and payable on demand.)

Qinglin Shi	14,726	14,645
(The loan is non-interest bearing, unsecured, and payable on demand.)

Due to Related Parties	$30,466	$145,388

(ii) Due from Related Party:

Due from Related Parties, at June 30, 2010, and December 31, 2009, consisted of the following balances:

Related Party Name	June 30, 2010	December 31, 2009

Guangzhou Linda Electric Co, Ltd	$0	$0
Maolin Shi	79,694	0
Due from Related Party	$79,694	$0

The outstanding balances were repaid by  Maolin Shi on July 2 and July 23, 2010, respectively.

(iii) Other Related Party Arrangement:

On January 11, 2008, Mr. Maolin Shi and his wife, Mrs. Landan Qin, co-signed a loan contract between Guangzhou Linda Illumination Industry Co., Ltd and Heng Seng Bank, Shen Zhen Branch. This loan, in the amount of RMB 2.061 million (USD $0.3 million), is pledged by the Company’s brand new equipments and is a 3-year loan with the maturity date of January 11, 2011. Under this arrangement, Mr. Maolin Shi and his wife, Mrs. Landan Qin, will be liable for the payment of the loan in case of the Company's default on the loan.

NOTE 16 – MAJOR CUSTOMERS
For the six months ended June 30, 2010 and 2009, and for the three months ended June 30, 2010and 2009, 100% of the Company’s revenue were from the operating entity in the PRC.

The Company had 3 customers that individually comprised approximately 20% and 48% of the revenue for the six months ended June 30, 2010 and 2009, respectively. The revenues from 3 major customers comprised 25% and 52% of the total revenue for the three months ended June 30, 2010 and 2009, respectively.

F-22

For the six months ended June 30, 2010:

Customers	Revenues
Customers A	$66,354	7%
Customers B	62,615	7%
Customers C	56,843	6%
Total：	$185,812	20%

For the six months ended June 30, 2009:

Customers	Revenues
Customers A	$286,769	24%
Customers B	266,357	22%
Customers C	50,035	4%
Total：	$603,161	50%

For the three months ended June 30, 2010:

Customers	Revenues
Customers A	$39,322	14%
Customers B	19,348	7%
Customers C	12,526	4%
Total：	$71,196	25%

For the three months ended June 30, 2009:

Customers	Revenues
Customers A	$176,572	26%
Customers B	135,522	20%
Customers C	45,806	7%
Total：	$357,900	53%

NOTE 17 – CONCENTRATIONS OF RISK

Change distribution channels

The company used to sell products through distribution channels and pay commission to the distributors, who also sell similar products for the Company’s competitors. It’s hard for the Company to control the selling cost and develop our business. Thus, in the second quarter of 2010, the Company gradually stop selling products to the distributors, and are trying to set up their own sales centers in several major cities in the PRC. The sales centers can sell the products to the ultimate customers directly. It will be easier for the Company to adjust the selling prices according to the market environment, and better control the selling cost. However, it would take some time for the sales centers to get familiar with the market and develop the business. If the sales center would not work successfully, the Company may loss the customers and the revenue would decrease significantly.

NOTE 18 - MAJOR SUPPLIERS

Zhejiang Zhuji Wansha Electrical Equipment CO., Ltd, Zhongshan Changfa Battery CO., Ltd, Fujian Anxi Minghua Bettery Company,unrelated vendors,accounted for 15%,14% and 13% of total purchase of the Company for the six months ended at June 30,2010,and 30%,0% and 0% of accounts payables as of June 30,2010,respectively.

F-23

The Company does not have credit purchase term with Zhongshan Changfa Battery CO., Ltd and Fujian Anxi Minghua Bettery Company. Instead, the payments were made either in advance or upon the delivery of goods. Therefore, the Company did not have any Accounts Payable balances with these major suppliers for the six months ended at June 30, 2010 and for the year ended at December 31, 2009.

NOTE 19 – OFF-BALANCE SHEET ARRANGEMENT

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, revenues, and expenses, results of operations, liquidity, capital expenditures or capital resources that are material to its shareholders.

NOTE 20 - FOREIGN OPERATIONS

(i)Operations

Substantially all of the Company’s operations are carried out and all of its assets are located in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC. The Company’s business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency fluctuation and remittances, and methods of taxation, among other things.

(ii)Dividends and Reserves

Under the laws of the PRC, net income after taxation can only be distributed as dividends after appropriation has been made for the following: (i) cumulative prior years’ losses, if any; (ii) allocations to the “Statutory Surplus Reserve” of at least 10% of net income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company’s registered capital; (iii) allocations of 5-10% of income after tax, as determined under PRC accounting rules and regulations, to the Company’s “Statutory Common Welfare Fund”, which is established for the purpose of providing facilities and other collective benefits to employees in PRC; and (iv) allocations to any discretionary surplus reserve, if approved by stockholders.

As of June 30, 2010, the Company, based on stockholders’ decision, has not established any appropriation for “Statutory Surplus Reserve”, “Statutory Common Welfare fund”, and other surplus reserves, and has not distributed any dividends to its shareholders.

F-24

LINDA INTERNATIONAL LIGHTING CO., LIMITED

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2009 AND 2008

Linda Illumination, LLC
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF GZTY CPA GROUP, LLC, INDEPENDENT AUDITOR

To the Board of Directors and Stockholders
Linda International Lighting Co., Ltd and Guangzhou Linda Illumination Industry Co., Ltd. Guangzhou, China

We have audited the accompanying consolidated balance sheets of Linda International Lighting Co., Ltd. and Guangzhou Linda Illumination Industry Co., Ltd. as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years ended December 31, 2009 and 2008. The management of Linda International Lighting Co., Ltd. and Guangzhou Linda Illumination Industry Co., Ltd. is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Linda International Lighting Co., Ltd and Guangzhou Linda Illumination Industry Co., Ltd. as of December 31, 2009 and 2008, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2009 and 2008 in conformity with accounting principles generally accepted in the United States of America.

 /s/ GZTY CPA GROUP, LLC
Metuchen, NJ 08840 April 16, 2010

LINDA INTERNATIONAL LIGHTING CO., LTD
CONSOLIDATED BALANCE SHEET

Unit: USD $

	December 31, 2009	December 31, 2008
Assets
Current Assets
Cash and Cash Equivalents	$30,474	$93,130
Accounts Receivables (Net of Allowance for Doubtful Accounts)	47,050	0
Marketable Securities	263,613	0
Inventories	534,917	309,846
Prepayments and Other Current Assets	122,968	48,227
Total Current Assets	999,021	451,203
Property, Plant and Equipment	817,840	768,362
Minus: Accumulated Depreciation	194,850	118,866
Net, Property, Plant and Equipment	622,991	649,496

Total Assets	1,622,012	1,100,699
Liabilities and Stockholders' Equity
Current Liabilities
Accounts Payables	61,146	76,025
Customer Deposit	163,070	97,889
Short Term Debt	439,354	0
Accrued Expenses and Other Current Liabilities	180,307	238,424
Total Current Liabilities	843,877	412,338
Long-term Debt
Long-term Loan From Bank	133,574	233,092
Long-term Loan From Related Parties	31,181	31,181
Total Long-term Debt	164,755	264,273
Total Liabilities	1,008,632	676,611
Stockholders' Equity:
Common Stock ( $0.1281 par value, 10,000 shares authorized, issued, and outstanding at December 31, 2009 and 2008)	1,281	1,281
Additional Paid In Capital	96,021	96,021
Retained Earnings	453,381	264,581
Accumulated Other Comprehensive Income	62,698	62,206
Total Stockholders' Equity:	613,380	424,088

Total Liabilities and Shareholders' Equity	$1,622,012	$1,100,699

LINDA INTERNATIONAL LIGHTING CO., LTD
CONSOLIDATED STATEMENT OF OPEARATIONS

Unit: USD $

	For the Years Ended December 31,
	2009	2008
Revenues	$2,350,246	$1,020,092
Cost of Goods Sold	1,925,485	829,984
Gross Profit	424,761	190,107

Operating Expenses:
Marketing and Selling Expenses	127,585	67,909
General and Administrative Expenses	113,973	77,460
Total Operating Expenses	241,558	145,369

Income From Operations	183,203	44,738

Other Income (Expense)
Interest Expense	(26,292)	(19,550)
Other Income	31,889	474

Total Other Income (Expense)	5,597	(19,076)

Income Before Income Tax	188,800	25,662

Income Tax	0	0

Net Income	188,800	25,662

Unrealized Foreign Currency Translation Gain (Loss)	492	28,004

Comprehensive Income	$189,292	$53,666

Net Income Per Common Share - Basic and Diluted:	$18.88	$2.57

Weighted Common Shares Outstanding - Basic and
Diluted	10,000	10,000

LINDA INTERNATIONAL LIGHTING CO., LTD
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

Unit: USD $

					Accumulated Other Comprehensive income
	Common Stock, Par Value S0.1281		Additional		Foreign Currency
	Number of Shares	Amount	Paid In Capital	Retained Earnings	Translation Gain

Balance, December 31, 2007	10,000	$1,281	$96,021	$238,919	$34,202
Comprehensive Income
Net Income				25,662
Foreign Currency Gain					28,004
Total Comprehensive Income				53,666
Balance, December 31, 2008	10,000	1,281	96,021	264,581	62,206

Comprehensive Income
Net Income				188,800
Foreign Currency Gain					492
Total Comprehensive Income				189,292
Balance, December 31, 2009	10,000	$1,281	$96,021	$453,381	$62,698

LINDA INTERNATIONAL LIGHTING CO., LTD
CONSOLIDATED STATEMENT OF CASH FLOWS

		Unit: USD $
	December 31, 2009	December 31, 2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$188,800	$25,662
Depreciation Expense	75,984	72,986
Changes in operating assets and liabilities
Accounts Receivables (Net of Allowance for Doubtful Accounts)	(47,050)	22,732
Inventories	(225,071)	(198,589)
Prepayments and Other Current Assets	(74,740)	(25,423)
Accounts Payables	(14,879)	57,107
Customer Deposit	65,181	73,325
Accrued Expenses and Other Current Liabilities	(58,117)	188,488
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(89,892)	216,289
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of Property, Plant, and Equipment	(49,479)	(396,287)
Marketable Securities	(263,613)	-
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(313,091)	(396,287)
CASH FLOW FROM FINANCING ACTIVITIES
Proceeds from Long-term Debt or Repayment of Long-term Debt ( )	(99,518)	233,092
Short-term Debt	439,354	-
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	339,836	233,092
EFFECT OF EXCHANGE RATE CHANGES ON CASH	492	28,004
NET INCRESE (DECREASE) IN CASH	(62,656)	81,098
CASH AT BEGINNING OF PERIOD	93,130	12,032
CASH AT ENDING OF PERIOD	$30,474	$93,130

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest Paid	$26,292	$19,550
Income Taxes Paid	$0	$0

LINDA INTERNATIONAL LIGHTING CO., LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

NOTE 1 – ORGANIZATION AND OPERATIONS

Linda International Lighting Co., Ltd (“Linda International” or the “Company”) was incorporated on April 16, 2005 in Hong Kong to serve as an intermediate holding company. Mr Maolin Shi was the sole owner of Linda International with 100% interest.

Guangzhou Linda Illumination Industry Co., Ltd (“Linda Illumination”) was incorporated on March 27, 2006, in the City of Guangzhou, Guangdong Province, People’s Republic of China (“PRC”). Mr Maolin Shi owned 25% of Linda Illumination through Linda International, and the remaining 75% was owned by Linda Electronic Co., Ltd (“Linda Electronic”). Linda Illumination is primarily engaged in developing, manufacturing, marketing, and sales of searchlights, spotlights, energy-efficient electronic lamps, and other mobile lighting products.

Linda Electronic was incorporated in the City of Guangzhou, Guangdong Province, PRC. Mr Maolin Shi owned 70% of Linda Electronic and the remaining 30% was owned by his brother and sister.

Through above 25% direct and indirect 52.5% interest, Mr Maolin Shi was the controlling interest holder of Linda Illumination to control the company.

On March 11, 2010, Linda International entered into an equity transfer agreement with Linda Electronic to acquire additional 75% equity interest of Linda Illumination from Linda Electronic. Upon the completion of this equity interest transfer, Linda International becomes a holding company that owns 100% of the equity interests of Linda Illumination.

Both Linda International and Linda Illumination are under the common control of Mr. Maolin Shi, who has direct and significant influence on both Companies’ operations and policies, before and after March 11, 2010.

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company's consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP"). The financial statements reflect the financial position, results of operations and cash flows of the Company and its wholly owned subsidiary Linda Illumination as of December 31, 2009 and 2008 and for the years ended December 31, 2009 and December 31, 2008.

Basis of Consolidation

The consolidated financial statements include all accounts of Linda International and Linda Illumination. They were combined and prepared using a method similar to that of “pooling of interest” for the years ended at December 31, 2009 and 2008 (“the relevant periods”). These two companies have been under the common control of Mr. Maolin Shisince their incorporations. Such manner of presentation reflects the economic substance of the combined companies, which were under the common control throughout the relevant periods, as a single economic enterprise.

There were no inter-company transactions occurred for the years ended at December 31, 2009 and 2008. All previously significant intercompany transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the consolidated financial statements and the amount of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made. However, actual results could differ materially from those results. Significant estimates in 2009 and 2008 include the allowance for doubtful accounts, and the useful life of property, plant, and equipment.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents. The Company maintains cash and cash equivalents with various financial institutions in the PRC. Balances at financial institutions or state-owned banks within the PRC are not covered by insurance. Nonperformance by these institutions could expose the Company to losses for amounts not covered by insurance. However, the Company has not experienced, nor does it anticipate, non-performance by these institutions.

Accounts Receivable and Allowance for Bad Debt

The Company records accounts receivable, net of an allowance for doubtful accounts. The Company maintains allowance for doubtful accounts for estimated losses. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on historical write-off experience, customer specific facts and economic conditions. Bad debt expense is included in general and administrative expenses.

Outstanding account balances are reviewed individually for collectability. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure to its customers.

Marketable Securities – Held-to-Maturity

On January 4, 2009, the Company invested $263,613 to purchase a debt security with one year maturity and annual interest rate 10% from Jiayuan Trading Company in Guangzhou City, PRC.

The Company accounts for this short term investment as a marketable security – held-tomaturity in accordance with FASB Accounting Standards Codification (“ASC”) 320 “Investment”, previous Statement of Financial Accounting Standards (“SFAS”) SFAS No. 115 “Investments in Debt and Equity Securities”. According to this accounting standard, held-to-maturity securities are those that the investor intends to hold to maturity and is able to hold to maturity. Designation of a security as held-to-maturity allows the investor to report the security value at historical cost plus accretion or minus amortization. Amortization of premium or discount is calculated using an amortization table to allow interest revenue and amortization to be recorded separately. This ensures that carrying value of the security equals the maturity value on the maturity date. Unrealized gains or losses are not shown on the balance sheet, but reflected in reported income or reported net worth.

The Company acquired this held-to-maturity security at its face value, and there was no market value or value of any comparable held-to-maturity securities available at the acquisition time. Therefore, no gain or loss was amortized for this one year held-tomaturity investment for the year ended at December 31, 2009.

Inventories

The Company values inventories, consisting of finished goods and raw materials, at the lower of cost or market. Cost is determined using the weighted average cost method. Cost of finished goods comprises direct labor, direct materials, direct production cost and an allocated portion of production overhead. The Company regularly reviews raw materials and finished goods inventories on hand and, when necessary, records a provision for excess or obsolete inventories based primarily on current selling price and sales prices of confirmed backlog orders. There is no allowance at December 31, 2009 and 2008.

The Company has several manufacturing and assembling lines, in which the whole manufacturing and assembling processes take only about 1-5 minutes. All products are completed before the close of each day. Therefore, the Company does not carry any work-in-process inventories.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation of property, plant and equipment is computed by the straight-line method (after taking into account their respectively estimated residual values) over the assets’ estimated useful lives ranging from 5 years to 20 years. Leasehold improvements, if any, are amortized on a straight-line basis over the lease period or the estimated useful life, whichever is shorter. Upon sale or retirement of property, plant and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in current operations.

There were no fixed assets retired for the fiscal years ended at December 31, 2009 and 2008, and therefore, no gain or loss incurred from such transactions for the years ended then.

Impairment of Long-Lived Assets

In accordance with FASB Accounting Standards Codification (“ASC”) 360 “Impairment or Disposal of Long Lived Assets”, previous Statement of Financial Accounting Standards (“SFAS”) SFAS No. 144 “Accounting for the Impairment of Long Lived Assets”, the Company periodically reviews its long-lived assets, which include property, plant and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable.

Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

The Company determined that there were no impairments of long lived assets for the fiscal years ended at December 31, 2009 and 2008.

Income Taxes

The Company is governed by the Income Tax Law of the People's Republic of China. Income Tax is accounted in accordance with the Statement of FASB Accounting Standards Codification No. 740 “Income Taxes”. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the carrying amounts of existing assets and liabilities of the financial statements and their respective tax bases and tax loss carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The Company determined that there were no deferred-tax assets and liabilities that should be recognized for the years ended at December 31, 2009, 2008, and the prior periods.

Value Added Tax (VAT)

VAT on sales is calculated at 17% on revenue from product sales, and paid after deduction of input VAT on purchase. The net VAT balance between input VAT and output VAT is reflected in the accounts under other liabilities. The other liabilities for the net VAT balances were $27,323 and $6,559 for the years ended at December 31, 2009 and 2008, respectively.

Reporting Currency and Translation

The reporting currency of the Company is the U.S. dollar. The functional currency of the Company is the local currency, the Chinese Renminbi ("RMB"), the currency of the PRC.

The Company has adopted FASB Accounting Standards Codification (“ASC”) 830 “Foreign Currency Matters”, previous Statement of Financial Standards (“SFAS”) SFAS No. 52, “Foreign Currency Translation”, and translated financial statement amounts from RMB to the Company's reporting currency, United States dollars ("USD$" or "$"). Results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period, and equity is translated at historical exchange rates. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. Translation adjustments resulting from the process of translating financial statements from the local currency into U.S. dollars are included in determining accumulated other comprehensive income in the statement of stockholders’ equity.

RMB is not a fully convertible currency. All foreign exchange transactions involving RMB must take place either through the State Administration of Foreign Exchange (the “SAFE”) of the People's Bank of China (the “PBOC”) or other institutions authorized to buy and sell foreign exchange. The exchange rate adopted for the foreign exchange transactions are the rates of exchange quoted by the SAFE, which are determined largely by supply and demand. The following exchange rates were adopted to translate the amounts from RMB into United States dollars (“USD$”) for the respective years:

	December 31, 2009	December 31, 2008

Year End RMB Exchange Rate (RMB/USD$)	6.8282	6.8346

Average Yearly RMB Exchange Rate (RMB/USD$)	6.8310	6.9451

Operating Leases
The Company entered into a non-cancelable operating lease agreement, in the year 2007, for its commercial office space and manufacturing space in Guangzhou City, China. The Company, following the guidance under FASB Accounting Standards Codification (“ASC”) 840 “Leases”, previous Statement of Financial Accounting Standards No.13 “Accounting for Leases”, charges the rental payments to expense over the lease term as determined under the lease agreement.

Customer Deposit

Customer deposit, included in accrued expenses and other current liabilities, primarily represents amounts received from customers for future delivery of products, all of which were fully or partially refundable depending upon whether customization of products has begun if so required.

Financial Instruments

(i) Fair Value of Financial Instruments

FASB Accounting Standards Codification (“ASC”) 825 “Financial Instruments”, previous Statement of Financial Accounting Standards (“SFAS”) SFAS No.107, requires disclosure of the fair value of financial instruments held by the Company. The Company follows Accounting Standards Codification No.825 for the recording of its financial instruments. The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying amounts of financial assets and liabilities, such as cash, trade accounts receivable, prepayments and other current assets, accounts payable, accrued expenses and other current liabilities, approximate their fair values because of the short maturity of these instruments.

(ii) Concentrations of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. Substantially all of the Company’s cash is maintained with state-owned banks within the People’s Republic of China, of which no deposits are covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts. An insignificant portion of the Company’s sales are credit sales which are primarily to customers whose ability to pay is dependent upon the industry economics prevailing in these areas, and concentrations of credit risk with respect to trade accounts receivables is limited due to generally short payment terms and significant cash sales. The Company also performs ongoing credit evaluations of its customers to help further reduce credit risk.

Revenue Recognition

The Company follows the guidance of FASB Accounting Standards Codification No. 605 “Revenue Recognition”. Revenue is recognized when persuasive evidence of an arrangement exists, product delivery has occurred, the title and risk of loss transfer to the buyer, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.

Research and Development Expenses

The Company’s research and development costs are expensed as incurred, in accordance with FASB Accounting Standards Codification No. 730 “Research and Development”. The research and development costs consist primarily of salaries and related expenses of personnel engaged in research and development activities. The Company’s research and development activities include designing and development of energy-saving lamps and illumination technologies, and also significant improvements and refinements to the existing products. Research and development expenses were $7,935 and $2,779 for the years ended at December 31, 2009 and 2008, respectively.

Advertising Expense

The Company expenses all advertising and promotion costs as incurred. Advertising and promotion expenses were $14,639 and $7,953 for the years ended December 31, 2009 and 2008, respectively.

Shipping and Handling Costs

The Company accounts for shipping and handling fees in accordance with FASB Accounting Standards Codification No. 605-45 “Revenue Recognition – Shipping and Handling Cost”, previous Financial Accounting Standards Board Emerging Issues Task Force Issue No. 00-10 “Accounting for Shipping and Handling Fees and Costs”. Amounts charged to customers in sales transactions related to shipping and handling are included in revenues. The actual costs to the Company are recognized as operating expense. The majority of the Company’s sales were on a FOB factory basis. The Company incurred $28,112 and $14,237 for shipping and handling costs for the fiscal years ended at December 31, 2009 and 2008, respectively.

Other Income- Interest Income From Marketable Securities – Held-to-Maturity

The Company records the profit generated from sources other than its business operations, such as investing, financing, and other non-operating activities, as other income. On January 4, 2009, the Company purchased a debt security in the amount of $263,613 with one year maturity and annual interest rate of 10% on face value of the security. At acquisition, this marketable security was recorded as held-to-maturity in accordance with FASB Accounting Standards Codification (“ASC”) 320 “Investment”, previous Statement of Financial Accounting Standards (“SFAS”) SFAS No. 115 “Investments in Debt and Equity Securities”. The Company recognizes the interest income when the interest is earned.

For the year ended at December 31, 2009, the Company recognized $26,361 earned interest income from the Marketable Securities - held-to-maturity. The security was matured and interest payment was made on January 4, 2010.

Net Income Per Common Share

Basic net income (loss) per share are computed by dividing net income/(loss) attributable to holders of common shares by the weighted average number of common shares outstanding during the year. Diluted net income per share reflects the potential dilution that could occur if securities or other contracts to issue common shares (convertible preferred stock, forward contract, warrants to purchase ordinary shares, contingently issuable shares, common stock options and warrants and their equivalents using the treasury stock method) were exercised or converted into ordinary shares. There were no such securities and other contracts issued at the years ended at December 31, 2009 and 2008. Therefore, no diluted net income per share needs to be calculated for these two years.

Comprehensive Income

The Company has adopted Statement of Accounting Standards Codification No. 220 “Comprehensive Income”. This statement establishes rules for the reporting of comprehensive income and its components. Comprehensive income, for the Company, consists of net income and foreign currency translation adjustments and is presented in the Statements of Income and Comprehensive Income and Stockholders’ Equity.

For the years ended at December 31, 2009 and 2008, the Company's comprehensive income was $189,292 and $53,666, respectively.

Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Recently Issued Accounting Pronouncements

Business Combinations
(Included in ASC 805 “Business Combinations”, previously SFAS No. 141(R))

This ASC guidance revised SFAS No. 141, “Business Combinations” and addresses the accounting and disclosure for identifiable assets acquired, liabilities assumed, and noncontrolling interests in a business combination. The Company determined that the Company’s recent business combination and acquisition under the common control is an exception to this standard and is not subject to the accounting treatments requirement by this standard.

Noncontrolling Interests
(Included in ASC 810 “Consolidation”, previously SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements, an amendments of ARB No. 51”)

This ASC guidance establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. The Company does not anticipate that the adoption of this statement will have a material effect on the Company’s financial condition and results of operations.

Interim Disclosures About Fair Value of Financial Instruments
(Included in ASC 825 “Financial Instruments”, previously FSP SFAS No. 107-1)

This guidance requires that the fair value disclosures required for all financial instruments within the scope of SFAS No. 107, “Disclosures about Fair Value of Financial Instruments”, be included in interim financial statements. This guidance also requires entities to disclose the method and significant assumptions used to estimate the fair value of financial instruments on an interim and annual basis and to highlight any changes from prior periods. This guidance was effective for interim periods ending after September 15, 2009. The Company does not anticipate that the adoption of this statement will have a material effect on the Company’s financial condition and results of operations.

Accounting for Transfers of Financial Assets
(To be included in ASC 860 “Transfers and Serving”, previously SFAS No. 166 “Accounting for Transfers of Financial Assets - an Amendment of FASB No. 140”)

This ASC guidance addresses information that a reporting entity provides in its financial statements about the transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement in transferred financial assets. Also, SFAS No. 166 removes the concept of a qualifying special purpose entity, limits the circumstances in which a transferor derecognizes a portion or component of a financial asset, defines participating interest and enhances the information provided to financial statement users to provide greater transparency. This guidance is effective for the first annual reporting period beginning after November 15, 2009. The Company does not anticipate that the adoption of this statement will have a material effect on the Company’s financial condition and results of operations.

Consolidation of Variable Interest Entities – Amended
(To be included in ASC 810 “Consolidation”, SFAS No. 167 “Amendments to FASB Interpretation No. 46 (R)”)

SFAS No. 167 amends FASB Interpretation No. 46 (revised in December 2003), “Consolidation of Variable Interest Entities,” to require an enterprise to perform an analysis to determine the primary beneficiary of a variable interest entity; to require ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity and to eliminate the quantitative approach previously required for determining the primary beneficiary of a variable interest entity. SFAS No. 167 also requires enhanced disclosures that will provide users of financial statements with more transparent information about an enterprise’s involvement in a variable interest entity. SFAS No. 167 is effective for the first annual reporting period beginning after November 15, 2009. The Company does not anticipate that the adoption of this statement will have a material effect on the Company’s financial condition and results of operations.

FASB Accounting Standards Codification
(Accounting Standards Update (“ASU”) 2009-1)

In June 2009, the FASB approved its Accounting Standards Codification (“Codification”) as the single source of authoritative United States accounting and reporting standards applicable for all non-governmental entities, with the exception of the SEC and its staff. The Codification is effective for interim or annual financial periods ending after September 15, 2009 and does not have any impact on the Company’s financial statements as the Company has no previous reference prior to the Codification.

Multiple Deliverable Revenue Arrangements
(ASU 2009-13 and 2009-14)

In October 2009, the FASB issued a new accounting standard which provides guidance for arrangements with multiple deliverables. Specifically, the new standard requires an entity to allocate consideration at the inception of an arrangement to all of its deliverables based on their relative selling prices. In the absence of the vendor-specific objective evidence or third-party evidence of the selling prices, consideration must be allocated to the deliverables based on management’s best estimate of the selling prices. In addition, the new standard eliminates the use of the residual method of allocation. In October 2009, the FASB also issued a new accounting standard which changes revenue recognition for tangible products containing software and hardware elements. Specifically, tangible products containing software and hardware that function together to deliver the tangible products’ essential functionality are scoped out of the existing software revenue recognition guidance and will be accounted for under the multiple-element arrangements revenue recognition guidance discussed above. The Company does not anticipate that the adoption of this statement will have a material effect on the Company’s financial condition and results of operations because the Company does not have any multiple deliverable revenue arrangements.

Transfer of Financial Assets
(ASU 2009-16)

In December 2009, FASB issued ASU No. 2009-16, Accounting for Transfers of Financial Assets. This Accounting Standards Update amends the FASB Accounting Standards Codification for the issuance of FASB Statement No. 166, Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140.The amendments in this Accounting Standards Update improve financial reporting by eliminating the exceptions for qualifying special-purpose entities from the consolidation guidance and the exception that permitted sale accounting for certain mortgage securitizations when a transferor has not surrendered control over the transferred financial assets. In addition, the amendments require enhanced disclosures about the risks that a transferor continues to be exposed to because of its continuing involvement in transferred financial assets. Comparability and consistency in accounting for transferred financial assets will also be improved through clarifications of the requirements for isolation and limitations on portions of financial assets that are eligible for sale accounting. The Company does not expect the adoption of this ASU to have a material impact on its financial statements.

Improvements to Financial Reporting by Enterprises Involved Variable Interest Entities
(ASU 2009-17)

In December, 2009, FASB issued ASU No. 2009-17, Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities. This Accounting Standards Update amends the FASB Accounting Standards Codification for the issuance of FASB Statement No. 167, Amendments to FASB Interpretation No. 46(R). The amendments in this Accounting Standards Update replace the quantitative-based risks and rewards calculation for determining which reporting entity, if any, has a controlling financial interest in a variable interest entity with an approach focused on identifying which reporting entity has the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and (1) the obligation to absorb losses of the entity or (2) the right to receive benefits from the entity. An approach that is expected to be primarily qualitative will be more effective for identifying which reporting entity has a controlling financial interest in a variable interest entity. The amendments in this Update also require additional disclosures about a reporting entity’s involvement in variable interest entities, which will enhance the information provided to users of financial statements. The Company is currently evaluating the impact of this ASU; however, the Company does not expect the adoption of this ASU to have a material impact on its financial statements.

Accounting for Distributions to Shareholders with Components of Stock and Cash.
(ASU 2010-01)

In January 2010, FASB issued ASU No. 2010-01- Accounting for Distributions to Shareholders with Components of Stock and Cash. The amendments in this Update clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share). The amendments in this update are effective for interim and annual periods ending on or after December 15, 2009, and should be applied on a retrospective basis. The Company does not expect the adoption of this ASU to have a material impact on its financial statements.

Accounting and Reporting for Decreases in Ownership of a Subsidiary
(ASU 2010-02)

In January 2010, FASB issued ASU No. 2010-02 – Accounting and Reporting for Decreases in Ownership of a Subsidiary – a Scope Clarification. The amendments in this Update affect accounting and reporting by an entity that experiences a decrease in ownership in a subsidiary that is a business or nonprofit activity. The amendments also affect accounting and reporting by an entity that exchanges a group of assets that constitutes a business or nonprofit activity for an equity interest in another entity. The amendments in this update are effective beginning in the period that an entity adopts SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements – An Amendment of ARB No. 51.” If an entity has previously adopted SFAS No. 160 as of the date the amendments in this update are included in the Accounting Standards Codification, the amendments in this update are effective beginning in the first interim or annual reporting period ending on or after December 15, 2009. The amendments in this update should be applied retrospectively to the first period that an entity adopted SFAS No. 160. The Company does not expect the adoption of this ASU to have a material impact on its financial statements.

Accounting and Reporting for Decreases in Ownership of a Subsidiary (ASU 2010-06)

In January 2010, FASB issued ASU No. 2010-06 – Improving Disclosures about Fair Value Measurements. This update provides amendments to Subtopic 820-10 that requires new disclosure as follows: 1) Transfers in and out of Levels 1 and 2. A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers. 2) Activity in Level 3 fair value measurements. In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number). This update provides amendments to Subtopic 820-10 that clarifies existing disclosures as follows: 1) Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities. 2) Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The Company is currently evaluating the impact of this ASU, however, the Company does not expect the adoption of this ASU to have a material impact on its financial statements.

NOTE 3 – ACCOUNTS RECEIVABLE

The Company provides an allowance for doubtful accounts related to its receivables. The receivables and allowance balances at December 31, 2009 and 2008 are as follows:

	Years Ended At December 31,
	2009	2008

Accounts Receivable	$52,780	$5,730
Less: Allowance for Doubtful Accounts	(5,730)	(5,730)
Accounts Receivable, Net	$47,050	$0

NOTE 4 - INVENTORIES

The inventories at December 31, 2009 and 2008 consisted of the follows:

	Years Ended At December 31,
	2009	2008
Raw materials	$175,382	$115,640
Finished goods	359,535	194,206
Total Inventories	$534,917	$309,846

The Company has several manufacturing and assembling lines, in which the whole manufacturing and assembling processes take only about 1-5 minutes. All products are completed before the close of each day. Therefore, the Company does not carry any work-in-process inventories.

NOTE 5 – PREPAYMENTS AND OTHER CURRENT ASSETS

Prepayments and Other Current Assets at December 31, 2009 and 2008 consisted of the follows:

	Years Ended At December 31,
	2009	2008
Prepayments for Raw Materials	$62,274	$19,675
Prepayments for Rent, Advertisement, and Other Office
Expenses	17,589	11,813
Other Receivables	43,105	16,739
Total Prepayments and Other Current Assets	$122,968	$48,227

NOTE 6 – PROPERTY, PLANT AND EQUIPMENT

At December 31, 2009 and 2008, Property, Plant and Equipment consisted of the follows:

	Estimated	Years Ended At December 31,
	useful life	2009	2008
	(Years)	Balance	Balance

Buildings and Improvements	20	$91,755	$91,669

Machinery and Equipment	5-10	683,084	634,485

Transportation Equipment	5	31,136	31,106

Office Equipment	5	11,866	11,103

Property, Plant and Equipment		817,840	768,362

Less: Accumulated
Depreciation		(194,850)	(118,866)

Net, Property, Plant andEquipment		$622,991	$649,496

The Company recorded depreciation expenses of $75,984 and $72,986 for the years ended at December 31, 2009 and 2008, respectively. There were no impairment provisions made at December 31, 2009 and 2008.

NOTE 7 – SHORT TERM BANK LOANS

As of December 31, 2009, the Company had one outstanding short term bank loan which was used primarily to fund business operations. This loan, lent by Chinese Commercial Bank, carried annual interest rate of 5.5755%. The full amount of $494,354 was repaid in the first quarter of 2010.

NOTE 8 – ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued Expenses and Other Current Liabilities at December 31, 2009 and 2008 consisted of the follows:

	Years Ended At December 31,
	2009	2008
Accrued expenses	$32,098	$9,930
Other payables and accruals	148,209	228,494
Total Accrued Expenses and Other Current Liabilities	$180,307	$238,424

NOTE 9 – LONG-TERM DEBT

At December 31, 2009 and 2008, Long-term Debt consisted of the follows:

	Years Ended At December 31,
	2009	2008
Long-term Loan From Bank,

unsecured, with interest rate of 5.94% per annum payable yearly, with principal due January 1, 2011.	$133,574	$233,092

Long-term Loan From Related Parties – Maolin Shi, non-interest bearing, unsecured, and payable on demand.	31,181	31,181

Total Long-term Debt	$164,755	$264,273

NOTE 10 – DISTRIBUTION OF INCOME

Under the laws of the PRC, net income after taxation can only be distributed as dividends after appropriation has been made for the following: (i) cumulative prior years’ losses, if any; (ii) allocations to the “Statutory Surplus Reserve” of at least 10% of net income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company’s registered capital; (iii) allocations of 5-10% of income after tax, as determined under PRC accounting rules and regulations, to the Company’s “Statutory Common Welfare Fund”, which is established for the purpose of providing facilities and other collective benefits to employees in PRC; and (iv) allocations to any discretionary surplus reserve, if approved by stockholders.

As of December 31, 2009, the Company has not made any reserve for the dividends distribution and any dividends distribution to its shareholders.

NOTE 11 – INCOME TAXES

Substantially all of the Company’s taxable income and related tax expense are from PRC sources. Guangzhou Linda Illumination Industry Co., Ltd. files income tax returns under the Income Tax Law of the People’s Republic of China Concerning Foreign Investment Enterprises and Foreign Enterprises and local income tax laws (the “PRC Income Tax Law”). In accordance with the relevant PRC Income Tax Law, the profits of the Company derived in 2010, 2009, and 2008 are fully exempted from income taxes.

As result of the tax exemptions, there was no income tax payable for the Company for the years ended at December 31, 2009 and 2008.

NOTE 12 - COMMITMENTS AND CONTINGENCIES Operating Leases

The Company leases its offices in Guangzhou City, including commercial office space and manufacturing facilities under non-cancellable operating leases expiring on November 10, 2010. Future minimum lease payments required under these non-cancelable operating leases are only for the remaining fiscal year ending at December 31, 2010, and are at value of $17,725.

For the fiscal years ended at December 31, 2009 and 2008, rent expense relating to operating leases amounted to $21,256 and $20,907, respectively.

NOTE 13 - SHAREHOLDERS’ EQUIRTY

The Company has authorized 10,000 shares of common stock, par value $0.1281 per share. As of December 31, 2009 and 2008, there were 10,000 shares of common stock outstanding, respectively. The Company has no authorized preferred stock.

NOTE 14 - RELATED PARTY TRANSACTIONS AND BALANCES

An individual or entity is considered to be a related party if the person or the entity has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. An individual or entity is also considered to be related if the person or the entity is subject to common control or common significant influence.

The related parties of the company are comprised as follows:

Related Party Name	Relationship with the Company
Guangzhou Linda Electric Co, Ltd	Entity controlled by Maolin Shi
Maolin Shi	66.25% Shareholder and CEO
Landan Qin	11.25% Shareholder and wife of Maolin Shi
Qinglin Shi	11.25% Shareholder
ChunFang Shi	11.25% Shareholder and CFO

The interests of Mr Maolin Shi and his wife, Landan Qin are under common control of Mr Maolin Shi.

(i) Due to Related Parties

Due to Related Parties at December 31, 2009 and 2008 consisted of the follows:

	Years Ended At December
Related Party Name and Transaction 31,	2009	2008

Guangzhou Linda Electric CO, Ltd (The loan is non-interest bearing, unsecured, and payable on demand.)	$8,742	$8,733

Maolin Shi (The loan is non-interest bearing, unsecured, and payable on demand.)	115,106	195,471

Landan Qin (The loan is non-interest bearing, unsecured, and payable on demand.)	7,323	7,316

Qinglin Shi (The loan is non-interest bearing, unsecured, and payable on demand.)	14,645	14,631

Due to Related Parties	$145,816	$226,151

(ii) Due from Related Party:

Due from Related Parties, at December 31, 2009 and 2008, consisted of the following balances:

	Years Ended At December
Related Party Name 31,	2009	2008

Guangzhou Linda Electric Co, Ltd	$428	$428

Due from Related Party	$428	$428

(iii) Other Related Party Arrangement:

On January 11, 2008, Mr. Maolin Shi and his wife, Mrs. Landan Qin, co-signed a loan contract between Guangzhou Linda Illumination Industry Co., Ltd and Heng Seng Bank, Shen Zhen Branch. This loan, in the amount of RMB 2.061 million (USD $0.3 million), is pledged by the Company’s brand new equipments and is a 3-year loan with the maturity date of January 11, 2011. Under this arrangement, Mr. Maolin Shi and his wife, Mrs. Landan Qin, will be liable for the payment of the loan in case of the Company's default on the loan.

NOTE 15 – MAJOR CUSTOMERS

The revenues from the Company’s three major customers, in the amount of $1,149,908 in 2009 and $307,477 in 2008, comprise approximately 49% and 30% of the Company's total revenues for the years ended at December 31, 2009 and 2008, respectively. Because the Company did not make credit sales to these customers, there were no accounts receivable balances for these customers for the years ended at December 31, 2009 and 2008. There are no formal renewal contracts with these customers as of the cut-off date, but the Company has done business with these customers since its inception of business operations.

Revenues and percentage of the revenues of the Company from these three major customers for the years ended at December 31, 2009 and 2008 consisted of the follows:
	Years Ended At December 31,
	2009		2008
Customer Name	Revenue	%	Revenue	%
Guangzhou Oushiman Illumination Company	$524,281	22%	$75,089	7%
Guangzhou Ruiwei Decoration Mall	506,751	22%	127,782	13%
Hebei Dabao Lamp Limited Company	$118,876	5%	$104,605	10%

NOTE 16 – CONCENTRATIONS OF RISK

Concentrations of Suppliers
Guangzhou Baiyun District Jingliang Circuit Board Company, Fujian Anxi Minghua Bettery Company, and Shenzhen Riliqi Photoelectricity Technology CO., Ltd, unrelated vendors, accounted for 26%, 22%, and 21% of total purchases of the Company for the year ended at December 31, 2009, and 0%, 0% and 46% of accounts payables as of December 31, 2009, respectively. Fujian Anxi Minghua Bettery Company, Shenzhen Riliqi Photoelectricity Technology CO, Ltd, and Zhongshan City Nengte Electrical Power Technology CO., Ltd, unrelated vendors, accounted for 47%, 17%, 11% of total purchases of the Company for the year ended at December 31, 2008, and 0%, 95% and 0% of accounts payable as of December 31, 2008, respectively.

The Company does not have credit purchase term with Guangzhou Baiyun District Jingliang Circuit Board Company and Fujian Anxi Minghua Bettery Company. Instead, the payments were made either in advance or upon the delivery of goods. Therefore, the Company did not have any Accounts Payable balances with these two major suppliers for the years ended at December 31, 2009 and 2008.

NOTE 17 – OFF-BALANCE SHEET ARRANGEMENT

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, revenues, and expenses, results of operations, liquidity, capital expenditures or capital resources that are material to its shareholders.

NOTE 18 - FOREIGN OPERATIONS

(i) Operations

Substantially all of the Company’s operations are carried out and all of its assets are located in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC. The Company’s business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency fluctuation and remittances, and methods of taxation, among other things.

(ii) Dividends and Reserves

Under the laws of the PRC, net income after taxation can only be distributed as dividends after appropriation has been made for the following: (i) cumulative prior years’ losses, if any; (ii) allocations to the “Statutory Surplus Reserve” of at least 10% of net income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company’s registered capital; (iii) allocations of 5-10% of income after tax, as determined under PRC accounting rules and regulations, to the Company’s “Statutory Common Welfare Fund”, which is established for the purpose of providing facilities and other collective benefits to employees in PRC; and (iv) allocations to any discretionary surplus reserve, if approved by stockholders.

As of December 31, 2009, the Company, based on stockholders’ decision, has not established any appropriation for “Statutory Surplus Reserve”, “Statutory Common Welfare fund”, and other surplus reserves, and has not distributed any dividends to its shareholders.

NOTE 19 – NET INCOME PER COMMON SHARE

	For Years Ended At December 31,
	2009	2008

Net income	$188,800	$25,662
Other Comprehensive Income - Foreign Currency Transaction Gain or (Loss)	492	28,004
Comprehensive Income	189,292	53,666
Weighted average common shares outstanding	10,000	10,000
Net income per common share-basic and Diluted	$18.88	$2.57

NOTE 20 – SUBSEQUENT EVENTS

(i) Equity Interest Transfer Agreement

Before March 11, 2010, Guangzhou Linda Electronic CO., Ltd was the 75% shareholder of Guangzhou Linda Illumination Industry CO., Ltd, and Linda International Lighting Co., Ltd was the 25% shareholder of Guangzhou Linda Illumination Industry CO., Ltd. Mr. Maolin Shi was the sole shareholder of Linda International Lighting, CO., Ltd, and owned 55% of Guangzhou Linda Electronic CO., Ltd. The remaining 45% shares of Guangzhou Linda Electronic CO., Ltd were owned by Mrs. Landan Qin, Mr. Maolin Shi’s wife, Mr. Qinglin Shi, Mr. Maolin Shi’s brother, and Ms. Chunfang Shi, Mr. Maolin Shi’s sister.

On March 11, 2010, Mr. Maolin Shi, the sole shareholder of Linda International Lighting, CO., Ltd, on behalf of Linda International Lighting, CO., Ltd, received 33.75% of interest in net assets of Guangzhou Linda Illumination Industry CO., Ltd from his wife, Mrs. Landan Qin, his brother, Mr. Xinglin Shi, and his sister, Ms. Chunfang Shi, 11.25% each, through their ownership in Guangzhou Linda Electronic CO., Ltd. In addition, Mr. Maolin Shi transferred his own 41.25% interest in Guangzhou Linda Illumination Industry CO., Ltd, through his ownership in Guangzhou Linda Electronic CO., Ltd, to Linda International Lighting, CO., Ltd. After this transaction, Linda International Lighting, CO., Ltd becomes a 100% shareholder of Guangzhou Linda Illumination Industry CO., Ltd. Mr. Maolin Shi becomes the sole owner of Guangzhou Linda Illumination Industry CO., Ltd.

The total consideration for the transfer of 75% of equity interest of Guangzhou Linda Illumination Industry CO., Ltd was HK$750,000 (USD $96,653) and was paid in cash on the same day when the transfer was effective.

NOTE 21 – PRESENT ONLY FINANCIAL INFORMATION – THE HOLDING COMPANY’S BALANCE SHEET AND STATEMENT OF OPERATIONS

The following Balance Sheet and Statement of Operations for the years ended at December 31, 2009 and 2008, respectively, include only the accounts of Linda International Lighting CO., Ltd, and do not include any accounts of Guangzhou Linda Illumination Industry CO., Ltd.

LINDA INTERNATIONAL LIGHTING CO., LTD
AS A HOLDING COMPANY OF GUANGZHOU LINDA ILLUMINATION INDUSTRY CO., LTD

(i) Balance Sheet

BALANCE SHEET

	UNIT: USD $ December 31,
	2009	2008
Assets
Cash	$0	$322
Investment in Guangzhou Linda Illumination
Industry CO., Ltd	31,180	31,180
Total Assets	31,180	31,503
Liabilities and Stockholders' Equity
Loan to Related Parties	31,180	31,180
Total Liabilities	31,180	31,180
Stockholders' Equity
Paid-in Capital	1,281	1,281
Retained Earnings	(1,291)	(968)
Total stockholders' Equity	(10)	313
Accumulated Balance of Other Comprehensive Income	10	10
Total Liabilities and Stockholders' Equity:	$31,180	$31,503

(ii) Statement of Operations

STATEMENT OF OPERATIONS

	For the Years Ended at December 31,
	2009	2008
Operating Expense
General & Administrative expenses	$323	$321
Total Operating Expense	323	321
Income Before Tax	(323)	(321)
Income Tax	0	0
Net income	(323)	(321)
Unrealized Foreign Currency Translation Gain
(Loss)	8	9
Comprehensive Income	$(315)	$(312)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULT OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

June 30, 2010 compared to the period ended June 30, 2009

1. Overview

The Company is engaged in research and development (R&D), manufacturing and sales of mobile lighting, with sales networks within China and all over the world.

2. Our business

Our line of business consists of searchlight series, electric torch series and electric swatter:

I. Searchlight Series. These products with integration of LED bulb technology and explosion and shock proof mobile lighting, are widely used in different sectors, including army, police, civilian, vessel, vehicle, and railway, mine, oil, exploring and explosion and shock proof use. They have stable and reliable quality with repair rate lower than one thousandth.

II. Electric Torch Series. These products have elegant designs and been awarded lots of design patents, with integration of LED bulb technology and explosion proof technology, making the products safe and beautiful and popular among the consumers.

III. Electric Swatter. These products are small-sized and portable, reasonably priced, friendly use, and targeted for countryside environments, so they are popular with the consumers in the countryside which are huge potential markets.

The Company is a vertically integrated company, incorporate with research and development, manufacturing and sales, to positively integrate the resources. Currently, the Company has launched 2 new product lines, which may strengthen its R&D and its competences.

Results of operations for the three and six months ended June 30, 2010 as compared to the six months ended June 30, 2009

3. Research and development

Our company is a vertically integrated company, with the capability to organically go from design to completed product in several weeks. Our extensive list of patents, and strong leadership and vision will continue to propel Linda to new heights.

Our company owns more than 19 patented technology rights and 3 trademark rights, and commits to patented technology research. Our company would focus on development of energy saving lights in 2010, with the plan to boost the sales revenue of energy-saving lights, to further strengthen the recognition of Linda Brand.

4. Revenue

We generate our revenue from the sales of our valve products. Our sales revenue for the period ended June 30, 2010 amounted to USD932,934, which is USD271,045 or 23% less than that of the same period ended June 30, 2009, where we had revenue of USD1,203,979. The decrease in sales revenue was attributed to the change of sales mode. Our company used to sell products through distribution channels and pay commission to the distributors, who also sell similar products for our competitors, which made us hard to control the selling cost and develop our business. Thus, in the first half year of 2010, we gradually stop selling products to the distributors, and tried to set up our own sales centers in several major cities. The sales centers can sell our products to the ultimate customers directly. It will be easier for us to adjust the selling prices according to the market environment, and better control the selling cost. But it need some time for our sales centers to get familiar with the local market and develop the business.

Our sales revenue for the three months ended June 30, 2010 amounted to USD284,586 which is 58% less than that of the same period ended June 30, 2009. The decrease was also attributed to the change of sales mode mentioned above.

5. Cost of Revenue

Cost of revenue includes our direct costs to manufacture our products, including the cost of our raw materials, employee remuneration for staff engaged in production activity, and related expenses that are directly attributable to the production of products. The decrease in cost of revenue is in line with the decreased revenue.

6. Gross Profit and Gross Margin

Gross profit is equal to the difference between our revenue and the cost of revenue. Gross margin is equal to gross profit divided by revenue. Our gross margin was 16.8% for the six months ended June 30, 2010, compared with 12.3% for the six months ended June 30, 2009. Due to the change of sales mode, we can timely adjust the selling prices according to the market environment and better control the cost, and thus generate more gross profit.

Our gross margin was 16.1% for the three months ended June 30, 2010, compared with 17.6% for the same period ended June 30, 2009. The decrease was attributed to the decreased revenue. As mentioned above, the revenue decrease significantly since we change the sales mode.

7. Operating Expenses

Our operating expenses consist of salaries, sales commission and other selling expense and general and administrative expenses. Compared with the six months ended June 30, 2009, our general and administrative expenses increase by USD86,131 for the six months ended June 30, 2010. The increase mainly represents the increased audit fee and legal fee paid for the US auditors and lawyers, as we successfully completed the reverse merger in April 2010.

The general and administrative expenses increased by USD74,940 for the three months ended June 30, 2010, compared with the same period ended June 30, 2009. It was also attributed to the increased audit fee and legal fee paid for the US auditors and lawyers.

8. Interest Expense

Interest expenses represent interest charged for the short-term and long-term debts. The interest expenses increase for the six months ended June 30, 2010 is 59% more than that of the same period ended June 30, 2009. The increase is mainly due to the increased short-term and long-term debts from USD572,928 as of December 31, 2009 to USD1,480,802 as of June 30, 2010.

The interest expenses for the three months ended June 30, 2010 is 180% more than that of the same period ended June 30, 2009. The increase was also attributed to the increased bank loans.

9. Taxation

Substantially all of our taxable income and related tax expense are from PRC sources. Guangzhou Linda Illumination Industry Co., Ltd. files income tax returns under the Income Tax Law of the People’s Republic of China concerning Foreign Investment Enterprises and Foreign Enterprises and local income tax laws. In accordance with the relevant income tax laws, from the profit-making year, the enterprise income tax will be exemptible for the first two years and half rate reduction for the subsequent three years. 2010 is the third year and half rate reduction for income tax is entitled.

FINANCIAL CONDITION

Liquidity and Capital Resources

10. Cash and Cash Equivalents

The cash and cash equivalents as at June 30, 2010 is USD646,032 more than the balance as at December 31, 2009. The increase is attributed to the new short term loans. In order to expand the business, we keep more cash at bank for daily operation.

11. Marketable Securities

On January 4, 2009, we invested USD263,613 to purchase a debt security with one year maturity and annual interest rate 10% from Jiayuan Trading Company in Guangzhou City, PRC. We have settled the debt security in February 2010.

12. Prepayments and Other Current Assets

Prepayments and other current assets consist of prepayment for raw materials, rent, advertisement and other office expenses, and other receivables. The prepayments for raw materials increased by USD165,183 as we’re planning to purchase more raw materials base on our forecast of business for the coming peak season. The other receivables increased by USD136,126 as we lent a sum of money to our related party Guangzhou Linda Electric Co., Ltd and Maolin Shi, which were non-interest bearing, unsecured, and payable on demand.

13. Loan from bank

Our company issued new short term loans of USD1,400,000 and repaid the long term loans of USD52,000 and the short term loan of USD440,000 in 2010. The new loans are used for addition of fixed assets, development of new products and expansion of production. Our company maintains good standing bank credit records, and is capable to repay the mature debts.

As of June 30, 2010, our Company had two outstanding short term bank loans which were lent by Chinese Commercial Bank, carried annual interest rate of 5.5755%. The full amount of USD1,400,000 will be repaid in the first quarter of 2011.

14. Accrued Expenses and Other Current Liabilities

The accrued expenses and other current liabilities increase by USD301,420 as at June 30, 2010. The increase mainly represents other payable due to a third party Guangdong Chaoshang Assurance Company. We received a sum of operation supporting fund from Guangdong Chaoshang Assurance Company, which amounted to USD295,000.

15. Due from/to shareholder Maolin Shi

As of June 30, 2010, The Company has balance of due from Maolin Shi amounting to $79,694, which was occurred before the reverse meger. The balance has been repaid by Maolin Shi on July 2 and July 23, 2010, respectively.

16. Outlook

In the next five years, R&D and mass production of bulb-changeable energy saving lights would be our key strategy. Based on this, we would vigorously advance R&D, develop patented technology, to strengthen Linda’s brand advantages and our core competence. Our management believes that it would bring outstanding market presence through implementing the strategy, investing in creation and energy saving products, improving customer service, and strengthening marketing. At the same time, our management expects to generate marked cash flows and strong returns on investments in 2011 fiscal year through implementing of these measures, to achieve its long term financial objects step by step.

Recently Issued Accounting Pronouncements

Business Combinations
(Included in ASC 805 “Business Combinations”, previously SFAS No. 141(R))

This ASC guidance revised SFAS No. 141, “Business Combinations” and addresses the accounting and disclosure for identifiable assets acquired, liabilities assumed, and noncontrolling interests in a business combination. The Company determined that the Company’s recent business combination and acquisition under the common control is an exception to this standard and is not subject to the accounting treatments requirement by this standard.

Noncontrolling Interests
(Included in ASC 810 “Consolidation”, previously SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements, an amendments of ARB No. 51”)

This ASC guidance establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. The Company does not anticipate that the adoption of this statement will have a material effect on the Company’s financial condition and results of operations.

Interim Disclosures About Fair Value of Financial Instruments
(Included in ASC 825 “Financial Instruments”, previously FSP SFAS No. 107-1)

This guidance requires that the fair value disclosures required for all financial instruments within the scope of SFAS No. 107, “Disclosures about Fair Value of Financial Instruments”, be included in interim financial statements. This guidance also requires entities to disclose the method and significant assumptions used to estimate the fair value of financial instruments on an interim and annual basis and to highlight any changes from prior periods. This guidance was effective for interim periods ending after September 15, 2009. The Company does not anticipate that the adoption of this statement will have a material effect on the Company’s financial condition and results of operations.

Accounting for Transfers of Financial Assets
(To be included in ASC 860 “Transfers and Serving”, previously SFAS No. 166 “Accounting for Transfers of Financial Assets - an Amendment of FASB No. 140”)

This ASC guidance addresses information that a reporting entity provides in its financial statements about the transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement in transferred financial assets. Also, SFAS No. 166 removes the concept of a qualifying special purpose entity, limits the circumstances in which a transferor derecognizes a portion or component of a financial asset, defines participating interest and enhances the information provided to financial statement users to provide greater transparency. This guidance is effective for the first annual reporting period beginning after November 15, 2009. The Company does not anticipate that the adoption of this statement will have a material effect on the Company’s financial condition and results of operations.

Consolidation of Variable Interest Entities – Amended
(To be included in ASC 810 “Consolidation”, SFAS No. 167 “Amendments to FASB Interpretation No. 46 (R)”)

SFAS No. 167 amends FASB Interpretation No. 46 (revised in December 2003), “Consolidation of Variable Interest Entities,” to require an enterprise to perform an analysis to determine the primary beneficiary of a variable interest entity; to require ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity and to eliminate the quantitative approach previously required for determining the primary beneficiary of a variable interest entity. SFAS No. 167 also requires enhanced disclosures that will provide users of financial statements with more transparent information about an enterprise’s involvement in a variable interest entity. SFAS No. 167 is effective for the first annual reporting period beginning after November 15, 2009. The Company does not anticipate that the adoption of this statement will have a material effect on the Company’s financial condition and results of operations.

FASB Accounting Standards Codification
(Accounting Standards Update (“ASU”) 2009-1)

In June 2009, the FASB approved its Accounting Standards Codification (“Codification”) as the single source of authoritative United States accounting and reporting standards applicable for all non-governmental entities, with the exception of the SEC and its staff. The Codification is effective for interim or annual financial periods ending after September 15, 2009 and does not have any impact on the Company’s financial statements as the Company has no previous reference prior to the Codification.

Multiple Deliverable Revenue Arrangements
(ASU 2009-13 and 2009-14)

In October 2009, the FASB issued a new accounting standard which provides guidance for arrangements with multiple deliverables. Specifically, the new standard requires an entity to allocate consideration at the inception of an arrangement to all of its deliverables based on their relative selling prices. In the absence of the vendor-specific objective evidence or third-party evidence of the selling prices, consideration must be allocated to the deliverables based on management’s best estimate of the selling prices. In addition, the new standard eliminates the use of the residual method of allocation. In October 2009, the FASB also issued a new accounting standard which changes revenue recognition for tangible products containing software and hardware elements. Specifically, tangible products containing software and hardware that function together to deliver the tangible products’ essential functionality are scoped out of the existing software revenue recognition guidance and will be accounted for under the multiple-element arrangements revenue recognition guidance discussed above. The Company does not anticipate that the adoption of this statement will have a material effect on the Company’s financial condition and results of operations because the Company does not have any multiple deliverable revenue arrangements.

Transfer of Financial Assets
(ASU 2009-16)

In December 2009, FASB issued ASU No. 2009-16, Accounting for Transfers of Financial Assets. This Accounting Standards Update amends the FASB Accounting Standards Codification for the issuance of FASB Statement No. 166, Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140.The amendments in this Accounting Standards Update improve financial reporting by eliminating the exceptions for qualifying special-purpose entities from the consolidation guidance and the exception that permitted sale accounting for certain mortgage securitizations when a transferor has not surrendered control over the transferred financial assets. In addition, the amendments require enhanced disclosures about the risks that a transferor continues to be exposed to because of its continuing involvement in transferred financial assets. Comparability and consistency in accounting for transferred financial assets will also be improved through clarifications of the requirements for isolation and limitations on portions of financial assets that are eligible for sale accounting. The Company does not expect the adoption of this ASU to have a material impact on its financial statements.

Improvements to Financial Reporting by Enterprises Involved Variable Interest Entities
(ASU 2009-17)

In December, 2009, FASB issued ASU No. 2009-17, Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities. This Accounting Standards Update amends the FASB Accounting Standards Codification for the issuance of FASB Statement No. 167, Amendments to FASB Interpretation No. 46(R). The amendments in this Accounting Standards Update replace the quantitative-based risks and rewards calculation for determining which reporting entity, if any, has a controlling financial interest in a variable interest entity with an approach focused on identifying which reporting entity has the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and (1) the obligation to absorb losses of the entity or (2) the right to receive benefits from the entity. An approach that is expected to be primarily qualitative will be more effective for identifying which reporting entity has a controlling financial interest in a variable interest entity. The amendments in this Update also require additional disclosures about a reporting entity’s involvement in variable interest entities, which will enhance the information provided to users of financial statements. The Company is currently evaluating the impact of this ASU; however, the Company does not expect the adoption of this ASU to have a material impact on its financial statements.

Accounting for Distributions to Shareholders with Components of Stock and Cash
(ASU 2010-01)

In January 2010, FASB issued ASU No. 2010-01- Accounting for Distributions to Shareholders with Components of Stock and Cash. The amendments in this Update clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share). The amendments in this update are effective for interim and annual periods ending on or after December 15, 2009, and should be applied on a retrospective basis. The Company does not expect the adoption of this ASU to have a material impact on its financial statements.

Accounting and Reporting for Decreases in Ownership of a Subsidiary
(ASU 2010-02)

In January 2010, FASB issued ASU No. 2010-02 – Accounting and Reporting for Decreases in Ownership of a Subsidiary – a Scope Clarification. The amendments in this Update affect accounting and reporting by an entity that experiences a decrease in ownership in a subsidiary that is a business or nonprofit activity. The amendments also affect accounting and reporting by an entity that exchanges a group of assets that constitutes a business or nonprofit activity for an equity interest in another entity. The amendments in this update are effective beginning in the period that an entity adopts SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements – An Amendment of ARB No. 51.” If an entity has previously adopted SFAS No. 160 as of the date the amendments in this update are included in the Accounting Standards Codification, the amendments in this update are effective beginning in the first interim or annual reporting period ending on or after December 15, 2009. The amendments in this update should be applied retrospectively to the first period that an entity adopted SFAS No. 160. The Company does not expect the adoption of this ASU to have a material impact on its financial statements.

Accounting and Reporting for Decreases in Ownership of a Subsidiary (ASU 2010-06)

In January 2010, FASB issued ASU No. 2010-06 – Improving Disclosures about Fair Value Measurements. This update provides amendments to Subtopic 820-10 that requires new disclosure as follows: 1) Transfers in and out of Levels 1 and 2. A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers. 2) Activity in Level 3 fair value measurements. In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number). This update provides amendments to Subtopic 820-10 that clarifies existing disclosures as follows: 1) Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities. 2) Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The Company is currently evaluating the impact of this ASU, however, the Company does not expect the adoption of this ASU to have a material impact on its financial statements.

Critical Accounting Policies

Use of Estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the consolidated financial statements and the amount of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made. However, actual results could differ materially from those results. Significant estimates in the six months ended June 30, 2010 include the allowance for doubtful accounts, and the useful life of property, plant, and equipment.

Revenue Recognition

The Company follows the guidance of FASB Accounting Standards Codification No. 605 “Revenue Recognition”. Revenue is recognized when persuasive evidence of an arrangement exists, product delivery has occurred, the title and risk of loss transfer to the buyer, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.

 Income Taxes

The Company is governed by the Income Tax Law of the People's Republic of China. Income Tax is accounted in accordance with the Statement of FASB Accounting Standards Codification No. 740 “Income Taxes”. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the carrying amounts of existing assets and liabilities of the financial statements and their respective tax bases and tax loss carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The Company determined that there were no deferred-tax assets and liabilities that should be recognized for the six months ended at June 30, 2010.

Off-Balance Sheet Agreements
At June 30, 2010, we did not have any material commitments for capital expenditures or have any transactions, obligations or relationships that could be considered off-balance sheet arrangements.

Year Ended December 31, 2009 compared to the year ended December 31, 2008

Overview

Our company was incorporated on April 16, 2005 and engages in research and development (R&D), manufacturing and sales of mobile lighting, with sales networks in China and all over the world. During the reporting period, we experienced rapid growth in production and doubled our revenues. The leading products achieved remarkable growth in production and sales with sales revenues of USD $2,350,246 in 2009, an increase of 130% compared to USD $1, 020,092 in 2008. The net income amounted to USD $188,800 in 2009, an increase of 636% compared to USD $25,662 in 2008.

Our business

Our lines of business consist of searchlight series, electric torch series and electric swatter:

I. Searchlight Series

These products, with integration of LED bulb technology and explosion and shock proof mobile lighting, are widely used in different sectors, including army, police, civilian, vessel, vehicle, railway, mine, oil, exploring, and explosion and shock proof use.  They have stable and reliable quality with repair rate lower than one thousandth.

Currently, we are one of the leading suppliers of the searchlight products in PR China.

II. Electric Torch Series

These products have elegant designs with many design patents awarded.  The integration with LED bulb technology and explosion proof technology makes the products safe, fine-looking, and popular among the consumers.

III. Electric Swatter

These products are small-sized, portable, reasonably priced, user-friendly, and suitable for countryside environments.  Therefore, they are popular among the consumers in the rural areas with great market potentials.

We are a vertically integrated company that can effectively utilize our resources in research and development, manufacturing, and sales. Currently, the Company has launched 2 new product lines, which are expected to further enhance the competiveness and marketability of our products.

Recent Developments - Equity Interest Transfer Agreement

On March 11, 2010, Mr. Maolin Shi, the sole shareholder of Linda International, on behalf of Linda International, received 33.75% of interest in net assets of Linda Illumination from his wife, Mrs. Landan Qin, his brother, Mr. Qinglin Shi, and his sister, Ms. Chunfang Shi, 11.25% each, through their ownership in Linda Electronic. In addition, Mr. Maolin Shi transferred his own 41.25% interest in Linda Illumination, through his ownership in Linda Electronic, to Linda International. After this transaction, Linda International becomes a 100% shareholder of Linda Illumination.  Mr. Maolin Shi becomes the sole owner of Linda Illumination.

The total consideration for the transfer of 75% of equity interest of Linda Illumination was HK$750,000 (or USD $96,653) and was paid in cash on the same day when the transfer was effective.

Research and Development

Our company is a vertically integrated company, with the capability to organically go from design to completed product in several weeks. Our extensive list of patents, strong leadership, and vision will continue to propel Linda to a new height.

Our company owns more than 19 patented technology rights and 3 trademark rights, and commits to patented technology research. Our company would focus on development of energy saving lights in 2010, with the plan to boost the sales revenue of energy-saving lights, and to further enhance the recognition of our Linda brand.

Outlook

In the next five years, R&D and mass production of bulb-changeable energy saving lights would be our key strategic focus. We would vigorously build up our R&D, and develop patented technology to further enhance Linda’s brand recognition and core competence. Our management believes that it would bring Linda a strong market presence through implementing the strategy, investing in energy saving products, improving customer services, and strengthening marketing activities. At the same time, our management expects to generate significant cash flows and returns on investments in 2010 fiscal year through all these efforts, and achieve Linda’s long-run financial objects step by step.

Principal Factors Affecting Our Financial Performance

Our operating results are primarily affected by the following factors:

Growth in the Chinese Economy

We operate our facilities in China and derive almost all of our revenues from sales to customers in China. Economic conditions in China, therefore, affect virtually all aspects of our operations, including the demand for our products, the availability and prices of raw materials, and other expenses. China has experienced significant economic growth from 1996 through 2008, achieving a compounded annual growth rate of over 10% in gross domestic product. China is expected to continue its growth in all areas of investment and consumption, even in the environment of global economic recession. However, China has not been entirely immune to the global economic downturn and has slowed down its growth rate since last year.

Supply and Demand in the Lighting Market

We are subject to macroeconomic factors dictating the supply and demand of lighting market in the PRC.  Lighting product prices have been stabilized since the first quarter of 2009. Our revenues and earnings could be dramatically affected by increases and decreases in raw materials and wire costs.

Taxation

United States

Our US reporting company is subject to United States federal income tax and Delaware state franchise tax.  However, we do not anticipate any operating income which is generated from the United States; therefore, do not make any provision of income tax up to date.

Hong Kong

Linda International Lighting Co., Ltd is incorporated in Hong Kong and subject to Hong Kong profits tax.

People’s Republic of China

Income Taxes:

The Company accounts for income taxes in accordance with ASC 740 “Income Taxes”.  ASC 740 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years.  Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain. There was no deferred tax asset or liability for the years ended at December 31, 2009 and 2008.

Substantially all of the Company’s taxable income and related tax expense are from PRC sources. Linda Illumination files income tax returns under the Income Tax Law of the People’s Republic of China Concerning Foreign Investment Enterprises and Foreign Enterprises and local income tax laws (the “PRC Income Tax Law”). In accordance with the relevant PRC Income Tax Law, the profits of the Company derived in 2010, 2009, and 2008 are fully exempted from income taxes.

As a result of the tax exemptions, there was no income tax payable for the Company for the years ended at December 31, 2009 and 2008.

Our future effective income tax rate depends upon various factors, such as tax legislation, the geographic composition of our pre-tax income, and non-tax deductible expenses incurred. Our management carefully monitors these legal developments and will punctually adjust our effective income tax rate when necessary.

Value Added Taxes:

The Company is subject to value added tax (“VAT”) for selling merchandise. The applicable VAT rate is 17% for products sold in the PRC. The amount of VAT liability is determined by applying the applicable tax rate to the invoiced amount of goods sold (output VAT) less VAT paid on purchases made with the relevant supporting invoices (input VAT). Under the business practice of the PRC, the Company pays VAT based on tax invoices issued. The tax invoices may be issued subsequent to the date on which revenue is recognized, and there may be a considerable delay between the date on which the revenue is recognized and the date on which the tax invoice is issued. In the event that the PRC tax authorities dispute the date on which revenue is recognized for tax purposes, the PRC tax office has the right to assess a penalty, which can range from zero to five times the amount of the taxes which are determined to be late or deficient.  According to PRC tax laws, any potential tax penalty payable on late or deficient payments of this tax could be between zero and five times the amount of the late or deficient tax payable, and will be expensed as a period expense if and when a determination has been made by the taxing authorities that a penalty is due.  As of December 31, 2009 and 2008, the Company accrued $27,323 and $6,559, respectively, of value-added taxes.

Results of Operations

	Twelve Months Ended
	December 31,
	2009	2008
Net Sales	$2,350,246	$1,020,092
Cost of Sales	1,925,485	829,984
Gross Profit	424,761	190,107
SG&A-Operating Expenses	241,558	145,369
Operating Income	183,203	44,738
Other Income ( Expenses)	5,597	(19,076)
Net Income Before and After Taxes	$188,800	$25,662

Net Sales

Our net sales increased to $2,350,246 in the twelve months ended at December 31, 2009 from $1,020,092 in the same period in 2008, representing a 130.4% increase year-over-year. This increase was primarily due to larger market share, more direct sales centers and distribution channels to serve more industries, increased sales of high value-added products, and introduction of new high-end products.

Gross Profit and Gross Margin

Our gross profit increased from $190,107 in 2008 to $424,761 in the twelve months ended at December 31, 2009. Gross profit margins as a percentage of net revenue were a little bit down by 0.5% to 18.1% in 2009 from 18.6% for the twelve months ended at December 31, 2008. The decrease in the gross margin was primarily due to the increase in price of raw materials. To offset the impact from price fluctuations on purchasing raw materials, we have established a selling price adjustment system with the clients, so that we can adjust the selling price according to the market conditions to maintain profits. In addition, we have been actively looking for new suppliers, and improving the system of purchasing by using a bidding process, in order to maintain the quality of products while keeping competitive advantages in lower cost.

Selling, General and Administrative Expenses

Comparing the twelve months ended at December 31, 2009 with 2008, our selling, general and administrative expense increased by $96,189, or 66.2%.  This increase was primarily due to an increase of 88.4% selling expense, 80% of advertising expense, and 47.1% of general and administrative expense that were consistent with the 130.4% sales increase. Selling expenses were $112,946 or 4.8% of sales for the fiscal year ended at December 31, 2009 compared with selling expense of $59,956 or 5.9% of sales for the fiscal year ended at December 31, 2008. Advertising expenses were $14,639 or 0.6% of sales for the fiscal year ended at December 31, 2009 compared with advertising expense of $7,953 or 0.8% of sales for the fiscal year ended at December 31, 2008. General and administrative expenses were $113,973 or 4.8% of sales for the year ended at December 31, 2009 compared with general and administrative expenses of $77,460 or 7.6% of sales for the year ended at December 31, 2008. General and administrative expenses primarily consisted of salaries and wages, office expenses, and depreciation of fixed assets. This overall decrease of the selling and general administrative expenses to sales ratio was a result of our management’s ability to better control costs related to the sales of our products.

Other Income

Other income increased to $5,597 in the twelve months ended at December 31, 2009 from other loss of 19,076 in the twelve month ended at December 31, 2008. This income increase was primarily due to the net result of $26,350 interest income from the Company’s investment in marketable securities and the $6,742 increased interest expense caused by borrowing a 12-month bank loan from Industry and Commercial Bank of China (ICBC).

Income Taxes

As a result of the tax exemptions, there was no income tax payable for the Company for the years ended at December 31, 2009 and 2008.

Income Before Income Taxes

Our income before income taxes increased to $188,800 in the twelve months ended at December 31, 2009 from $25,662 in the same period in 2008. This increase was mainly due to the increase of sales as discussed above.

Net Income

In the twelve months ended at December 31, 2009, we generated a net income of $188,800, an increase of 636% from $25,662 in the same period in 2008.

Liquidity and Capital Resources

As of December 31, 2009, we had cash and cash equivalents of $30,474, primarily consisting of cash on hand and demand deposits. The following table provides detailed information about our net cash flow for all financial statement periods presented in this report. To date, we have financed our operations primarily through cash flows from operations and short and long term financing (mainly bank loans).

The following table sets forth a summary of our cash flows for the periods indicated:

	Twelve Months Ended
	December 31,
	2009	2008
Net Cash Provided by (used in) Operating Activities	$(89,892)	$216,289
Net Cash Used in Investing Activities	(313,091)	(396,287)
Net Cash Provided by Financing Activities	339,836	233,092
Effects of Exchange Rate Change in Cash	492	28,004
Net (Decrease) Increase in Cash and Cash Equivalents	(62,656)	81,098
Cash and Cash Equivalent at Beginning of the Year	93,130	12,032
Cash and Cash Equivalent at End of the Year	$30,474	$93,130

Operating Activities

Net cash used in operating activities was $89,892 for the twelve months ended at December 31, 2009, as compared to $216,289 net cash provided by operating activities for the same period in 2008. The decrease in net cash was mainly due to expansion in sales, which contributed to increase in receivables and inventories.

 Investing Activities

Net cash used in investing activities for the twelve months ended at December 31, 2009 was $313.091, as compared to $396,287 net cash used in investing activities during the same period of 2008. This amount was the net result of $346,808 decrease of investment in property, plant, and equipment, and $263,613 increase of short term investment in marketable securities.

Financing Activities

Net cash provided by financing activities for the twelve months ended at December 31, 2009 was $339,836 as compared to $233,092 during the same period of 2008. These amounts mainly come from a short-term loan from Industry and Commercial Bank of China (ICBC), carried an annual interest rate of 5.5755%.  The full amount of $494,354 was repaid in the first quarter of 2010.

We believe that our cash on hand and cash flow from operations will meet part of our present cash needs and we will need more fund resources for our capital expenditure and working capital for the next 12 months. We may also require additional fund resources in the future, due to changed business conditions, implementation of our strategy to ramp up our marketing efforts and increased brand awareness, or acquisitions that we may decide to pursue. If our own financial resources are insufficient to satisfy our capital requirements, we may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity securities could result in dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us could limit our ability to expand our business operations and could harm our overall business prospects.

Inflation

Inflation and changing prices have not had a material effect on our business and we do not expect that inflation or changing prices will materially affect our business in the foreseeable future. However, our management will closely monitor the price change in lighting industry and continually maintain effective cost control in operations.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity or capital expenditures or capital resources that is material to an investor in our securities.

 Seasonality

We believe that our sale volumes and revenues, usually January or February, tend to be lower during these periods, as there are fewer working days for our China-based customers during Chinese new year holidays.  In addition, the prices of the raw materials also tend to decrease during such periods

Significant Accounting Policies

Basis of Presentation

The Company's consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP"). The financial statements reflect the financial position, results of operations and cash flows of the Company and its wholly owned subsidiary Linda Illumination as of December 31, 2009 and 2008 and for the years ended at December 31, 2009 and December 31, 2008.

Basis of Consolidation

The consolidated financial statements include all accounts of Linda International and Linda Illumination.  They were combined and prepared using a method similar to that of “pooling of interest” for the years ended at December 31, 2009 and 2008 (“the relevant periods”). These two companies have been under the common control of Mr. Maolin Shi since their incorporations. Such manner of presentation reflects the economic substance of the combined companies, which were under the common control throughout the relevant periods, as a single economic enterprise.

There were no inter-company transactions occurred for the years ended at December 31, 2009 and 2008. All previously significant intercompany transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the consolidated financial statements and the amount of revenues and expenses during the reporting periods.  Management makes these estimates using the best information available at the time the estimates are made.  However, actual results could differ materially from those results. Significant estimates in 2009 and 2008 include the allowance for doubtful accounts, and the useful life of property, plant, and equipment.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents. The Company maintains cash and cash equivalents with various financial institutions in the PRC. Balances at financial institutions or state-owned banks within the PRC are not covered by insurance. Non-performance by these institutions could expose the Company to losses for amounts not covered by insurance. However, the Company has not experienced, nor does it anticipate, non-performance by these institutions.

Accounts Receivable and Allowance for Bad Debt

The Company records accounts receivable, net of an allowance for doubtful accounts. The Company maintains allowance for doubtful accounts for estimated losses.  The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on historical write-off experience, customer specific facts and economic conditions. Bad debt expense is included in general and administrative expenses.

Outstanding account balances are reviewed individually for collectability. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure to its customers.

Marketable Securities – Held-to-Maturity

On January 4, 2009, the Company invested $263,613 to purchase a debt security with one year maturity and annual interest rate 10% from Jiayuan Trading Company in Guangzhou City, PRC.

The Company accounts for this short term investment as a marketable security – held-to-maturity in accordance with FASB Accounting Standards Codification (“ASC”) 320 “Investment”, previous Statement of Financial Accounting Standards (“SFAS”) SFAS No. 115 “Investments in Debt and Equity Securities”. According to this accounting standard, held-to-maturity securities are those that the investor intends to hold to maturity and is able to hold to maturity. Designation of a security as held-to-maturity allows the investor to report the security value at historical cost plus accretion or minus amortization. Amortization of premium or discount is calculated using an amortization table to allow interest revenue and amortization to be recorded separately. This ensures that carrying value of the security equals the maturity value on the maturity date. Unrealized gains or losses are not shown on the balance sheet, but reflected in reported income or reported net worth.

The Company acquired this held-to-maturity security at its face value, and there was no market value or value of any comparable held-to-maturity securities available at the acquisition time. Therefore, no gain or loss was amortized for this one year held-to-maturity investment for the year ended at December 31, 2009.

Inventories

The Company values inventories, consisting of finished goods and raw materials, at the lower of cost or market. Cost is determined using the weighted average cost method. Cost of finished goods comprises direct labor, direct materials, direct production cost and an allocated portion of production overhead. The Company regularly reviews raw materials and finished goods inventories on hand and, when necessary, records a provision for excess or obsolete inventories based primarily on current selling price and sales prices of confirmed backlog orders. There is no allowance at December 31, 2009 and 2008.

The Company has several manufacturing and assembling lines, in which the whole manufacturing and assembling processes take only about 1-5 minutes.  All products are completed before the close of each day.  Therefore, the Company does not carry any work-in-process inventories.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost.  Expenditures for major additions and betterments are capitalized.  Maintenance and repairs are charged to operations as incurred. Depreciation of property, plant and equipment is computed by the straight-line method (after taking into account their respectively estimated residual values) over the assets’ estimated useful lives ranging from 5 years to 20 years.  Leasehold improvements, if any, are amortized on a straight-line basis over the lease period or the estimated useful life, whichever is shorter.   Upon sale or retirement of property, plant and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in current operations.

There were no fixed assets retired for the fiscal years ended at December 31, 2009 and 2008, and therefore, no gain or loss incurred from such transactions for the years ended then.

Impairment of Long-Lived Assets

In accordance with FASB Accounting Standards Codification (“ASC”) 360 “Impairment or Disposal of Long Lived Assets”, previous Statement of Financial Accounting Standards (“SFAS”) SFAS No. 144 “Accounting for the Impairment of Long Lived Assets”, the Company periodically reviews its long-lived assets, which include property, plant and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable.

Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

The Company determined that there were no impairments of long lived assets for the fiscal years ended at December 31, 2009 and 2008.

Reporting Currency and Translation

The reporting currency of the Company is the U.S. dollar. The functional currency of the Company is the local currency, the Chinese Renminbi ("RMB"), the currency of the PRC.

The Company has adopted FASB Accounting Standards Codification (“ASC”) 830 “Foreign Currency Matters”, previous Statement of Financial Standards (“SFAS”) SFAS No. 52, “Foreign Currency Translation”, and translated financial statement amounts from RMB to the Company's reporting currency, United States dollars ("USD$" or "$"). Results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period, and equity is translated at historical exchange rates. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. Translation adjustments resulting from the process of translating financial statements from the local currency into U.S. dollars are included in determining accumulated other comprehensive income in the statement of stockholders’ equity.

RMB is not a fully convertible currency. All foreign exchange transactions involving RMB must take place either through the State Administration of Foreign Exchange (the “SAFE”) of the People's Bank of China (the “PBOC”) or other institutions authorized to buy and sell foreign exchange. The exchange rate adopted for the foreign exchange transactions are the rates of exchange quoted by the SAFE, which are determined largely by supply and demand. The following exchange rates were adopted to translate the amounts from RMB into United States dollars (“USD$”) for the respective years:

	December 31, 2009	December 31 2008
Year End RMB Exchange Rate (RMB/USD$)	6.8282	6.8346

Average Yearly RMB Exchange Rate (RMB/USD$)	6.8310	6.9451

Fair Value of Financial Instruments

FASB Accounting Standards Codification (“ASC”) 825 “Financial Instruments”, previous Statement of Financial Accounting Standards (“SFAS”) SFAS No.107, requires disclosure of the fair value of financial instruments held by the Company.  The Company follows Accounting Standards Codification No.825 for the recording of its financial instruments. The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties.  The carrying amounts of financial assets and liabilities, such as cash, trade accounts receivable, prepayments and other current assets, accounts payable, accrued expenses and other current liabilities, approximate their fair values because of the short maturity of these instruments.

Concentrations of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable.  Substantially all of the Company’s cash is maintained with state-owned banks within the People’s Republic of China, of which no deposits are covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts. An insignificant portion of the Company’s sales are credit sales which are primarily to customers whose ability to pay is dependent upon the industry economics prevailing in these areas, and concentrations of credit risk with respect to trade accounts receivables is limited due to generally short payment terms and significant cash sales. The Company also performs ongoing credit evaluations of its customers to help further reduce credit risk.

Revenue Recognition

The Company follows the guidance of FASB Accounting Standards Codification No. 605 “Revenue Recognition”.  Revenue is recognized when persuasive evidence of an arrangement exists, product delivery has occurred, the title and risk of loss transfer to the buyer, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.

Net Income Per Common Share

Basic net income (loss) per share are computed by dividing net income/(loss) attributable to holders of common shares by the weighted average number of common shares outstanding during the year.  Diluted net income per share reflects the potential dilution that could occur if securities or other contracts to issue common shares (convertible preferred stock, forward contract, warrants to purchase ordinary shares, contingently issuable shares, common stock options and warrants and their equivalents using the treasury stock method) were exercised or converted into ordinary shares.  There were no such securities and other contracts issued at the years ended at December 31, 2009 and 2008. Therefore, no diluted net income per share needs to be calculated for these two years.

Comprehensive Income

The Company has adopted Statement of Accounting Standards Codification No. 220 “Comprehensive Income”. This statement establishes rules for the reporting of comprehensive income and its components. Comprehensive income, for the Company, consists of net income and foreign currency translation adjustments and is presented in the Statements of Income and Comprehensive Income and Stockholders’ Equity.

For the years ended at December 31, 2009 and 2008, the Company's comprehensive income was $189,292 and $53,666, respectively.

Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On May 17, 2010, we dismissed Friedman LLP (“Friedman”) as our independent registered public accounting firm. The Board of Directors of the Company approved such dismissal. Friedman’s reports on the financial statements of the Company for the year ended December 31, 2009 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audit, there were no disagreements on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with Friedman’s opinion to the subject matter of the disagreement. In connection with the audited financial statements of the Company for the year ended December 31, 2009, there have been no reportable events with the Company as set forth in Item 304(a)(1)(v) of Regulation S-K.

On May 17, 2010, the Board appointed EFP, Rotenberg, LLP (“Rotenberg”) as the Company’s new independent registered public accounting firm. The decision to engage (“Rotenberg”) was approved by the Company’s Board of Directors on May 17, 2010. Prior to May 17, 2010, the Company did not consult with Rotenberg regarding (1) the application of accounting principles to a specified transactions, (2) the type of audit opinion that might be rendered on the Company’s financial statements, (3) written or oral advice was provided that would be an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issues, or (4) any matter that was the subject of a disagreement between the Company and its predecessor auditor as described in Item 304(a)(1)(iv) or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name and age of officers and director as of September 16, 2010 Our Executive officer is elected annually by our Board of Director. Our executive officers hold their offices until they resign, are removed by the Board, or his successor is elected and qualified.

NAME	AGE	POSITION
Chen Yu	39	Director
Maolin Shi	47	President , Chief Executive Officer and Director
Jianbo Xiao	43	Director
Xuehou Liu	46	Director
Qinglin Shi	41	Director
Cuihua Liu	42	Chief Financial Officer
Fanghua Deng	35	Secretary

Family Relationships

Mr. Qinglin Shi and Maolin Shi are brothers and Ms. Cuihua Liu is Maolin Shi’s son-in-law. Except this, there are no family relationships between the officers or directors of the Company.

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

Chen Yu- Director

Chen Yu, our President, Secretary and Director since inception (August 14, 2009), has held various positions with Foshan Guo Neng Fuel Trading Company since December of 2004. From December 2004 to June 2006, Mr. Yu served as a sales assistant where he was responsible for developing a new market and maintaining client contacts and relationships. From July 2006 to June 2008, Mr. Yu serves served as a sales manager, responsible for making sales plans and leading a team to carry out and implement the sales plan. Since July of 2008 to the present, Chen Yu has served as the General Manager’s Assistant for Foshan Guo Neng Fuel Trading Company and is responsible for internal management and creating the company’s development strategy.  Foshan Guo Neng Fuel Trading Company engages in trading and distributing fuel in southern China. Mr. Chen Yu received a bachelor’s degree in Accounting from Zhengzhou Light Industry College.

Maolin Shi – President, Chief Executive Officer and Director

Maolin Shi is a member of CPC, senior engineer, expert of China scientific and technological innovation, and top entrepreneur of Chinese brand building. He is the inventor of the world’s first “digital flashlight”, the world’s first “digital energy saving lamp” and the world’s first “micro-electronic healthy thermal shoes”.

Maolin graduated from Hengyang Radio Academy, and then finished his Business Administration degree in Shenzhen University. He started his career in 1990, and was the general manager of Hengyang (Hunan) Jinixing Electrical Co., Ltd until 1996. From 2002 to the present, he has been the board director of Guangzhou City Linda Lighting Co. Ltd, Hong Kong Linda Electronics Co., Ltd, and Guangzhou city Linda Electronics Co., Ltd.

Jianbo Xiao – Director

Jianbo Xiao graduated from the Hunan Institute of Finance, Economic Faculty of Law. He is currently Deputy General Manager of Guangzhou Linda Illumination Industry Co., Ltd. From June 2003 to October 2008, he served as an assistant in the Qidong County Business Council Legal Defense Department. From June 1986 to December 2002, he served as a manager for the Qidong County Business Council Loess Meat fish company

Xuehou Liu – Director

Mr. Liu received his Master’s Degree in economics from Lingnan College, Sun Yat-sen University in 1989, and his Doctorate in Finance from the Business and Finance Administration School; he also received a Certificate of Board Secretary from The Ministry of Commerce of the People’s Republic of China and the China Shenzhen Stock Exchange.

Mr. Liu was assigned to the Hong Kong and Macao Offices of The People’s Government of Guangdong Province in 1989, and began working in GDH Limited in Hong Kong as a Senior Finance Manager and later as the Deputy General Manager of the Investment Dept. Mr. Liu joined Guangdong Gosun Telecom Co., Ltd., as Director and Chief Financial Officer. He successfully planned the listing of Domestic Telecom Stores on the OTCBB, and subsequently became Director and CFO of the listed company. Mr. Liu held the position of General Manager at Gosun I-Securities Limited in Hong Kong from 2001 to 2002; and, worked for Beijing ZJS Express Co., Ltd., as CFO, President’s Assistant and Corporate Secretary from 2003 to 2007. Mr. Liu was instrumental in ZJS Express’ development into the leading privately-run express company in China. During his tenure at GDH, Dr. Liu was instrumental in the listing of several mainland companies on the HKEX and China A-Share Market: Guangnan Holdings Limited, Guangdong Investment Limited, Kingway Brewery Holdings Limited, Guangdong Tannery Limited, Guangdong Xinhui Meida and Jinlin Jifa. In 2008, Mr. Liu joined Jiangxi Zhengbang Group (ranked in the top 500 of Chinese manufacturing companies and the National Leading Corporation of AI) as Vice President of Investment and Financing. In this position, he was responsible for investment strategy management and financing, and was instrumental in the listing of Zhengbang Technology Co. Ltd. on the Shenzhen small and medium enterprise board.

Mr. Liu is an acknowledged world-class expert on the operational rules for capital markets in China (Mainland), Hong Kong, and the U.S. Mr. Liu has extensive experience in capital operations (IPO, RTO, debt restructuring, M&A, asset replacement, and corporate restructuring). He has close relationships and an active network with investment banks and funds such as CITIC, CICC, GTJA, Guangdong Development, Morgan Stanley, CDH, IDG, Actis Capital, Warburg Pincus, Cazenove. Other professional networks include: Ernst & Young, Price Waterhouse Coopers, Deloitte, Junhe Law Offices, Haiwen & Partners, and Commerce & Finance Law Offices.

Mr. Liu is the president assistant of Guangdong Small & Medium-Sized Enterprises Financing Promotion Association, and council member of SME Investment and Financing Magazine.

Qinglin Shi – Director

Mr. Qinglin Shi obtained his bachelor degree of Civil Engineering from Changsha University of Technology.

He started his career in 1990, and worked as vice manager of Hengyang (Hunan) Jinixing Electrical Co., Ltd until 1996. Then he was employed by Guangdong Kelon Group as sales manager from 1997 to 2001. From 2002 until the present, he has been the vice manager of Guangzhou City Linda Electronics Co., Ltd.

Cuihua Liu- Chief Financial Officer

Ms. Liu has served as Chief Financial Officer of Guangzhou Linda Electronics Co., Ltd from 2002 to the present.  In this capacity, Ms. Liu assists with the overall financial management of the company’s business; establishes accounting practices and procedure filings, establishes internal control mechanisms and to ensure compliance with corporate policies and procedures; is responsible for the human resources management of financial sector, such as the distribution of subordinates, performance appraisal and personnel recruitment.

Ms. Fanghua Deng- Secretary

Ms. Deng has served as Secretary and General Manager of Guangzhou Linda Electronics Co., Ltd from 2006 to the present. Ms Deng was the Secretary and General Manager of Weizhi Electroplating from 2004 to 2005.

Ms. Deng’s duties included, overseeing the overall monitoring of production with various department heads, interacting with various governmental authorities on behalf of Guangzhou Linda Electronics Co., Ltd and arranging corporate meetings and interacting with foreign guests.

Board Committee

The Company does not currently have a designated audit, nominating or compensation committee.  The Company currently has no plans to form these separately designated Board committees.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the period from inception (August 14, 2009) through December 31, 2009.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Chen Yu, President, Chief Executive Officer Chief Financial Officer, Treasurer (1)	2009	$0	0	0	0	0	0	$0	$0

(1) Mr. Yu resigned as an officer of the Company on June 15, 2010

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officers named in the Summary Compensation Table from inception through December 31, 2009.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised during period ending December 31, 2009 by the executive officers named in the Summary Compensation Table.

Long-Term Incentive Plan (“ LTIP” ) Awards Table . There were no awards made to a named executive officers in the last completed fiscal year under any LTIP

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

Currently, we do not have an employment agreement in place with our officer and director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of September 16, 2010 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.
Name of Beneficial Owner	Number of Common Stock Owned	Percent of Class (1)
Magic Ocean Limited(2)	1,200,000	11.4%
Maolin Shi	8,800,000	84.2%
Chen Yu(2)	0	0%
Jianbo Xiao	0	0%
Xuehou Liu	0	0%
Qinglin Shi	0	0%
All Executive Officers and Directors as a group (5 persons)	10,000,000	100%

(1)	Based on 10,360,000 shares of common stock issued and outstanding.

(2)
Mr. Chen, as the sole officer, director and shareholder of Magic Ocean Limited, may be deemed to be the indirect beneficial owner of these securities since he has sole voting and investment control over the securities.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

On January 11, 2008, Mr. Maolin Shi and his wife, Mrs. Landan Qin, co-signed a loan contract between Guangzhou Linda Illumination Industry Co., Ltd and Heng Seng Bank, Shen Zhen Branch.  This loan, in the amount of RMB 2.061 million (USD $0.3 million), is pledged by the Company’s brand new equipments and is a 3 year loan with the maturity date of January 11, 2011.  Under this arrangement, Mr. Maolin Shi and his wife, Mrs. Landan Qin, will be liable for the payment of the loan in case of the Company's default on the loan.

Involvement in Certain Legal Proceedings

During the past ten years, none of the following occurred with respect to our director or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Item 12A. Disclosure of Commission Position on Indemnification of Securities Act Liabilities

Our directors and officers are indemnified as provided by the Delaware corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

LINDA ILLUMINATION, INC.

360,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is ___ __, 2010

PART II   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Securities and Exchange Commission registration fee		$2.57
Federal Taxes	$
State Taxes and Fees	$
Transfer Agent Fees	$
Accounting fees and expenses	$
Legal fees and expense		$20,000
Blue Sky fees and expenses		$0
Miscellaneous	$
Total		$20,002.57

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

Our directors and officers are indemnified as provided by the Delaware corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15. Recent Sales of Unregistered Securities

On October 14, 2009, the Company offered and sold an aggregate of 5,000,000 shares of Common Stock to Magic Ocean Limited, an entity formed in the Cayman Islands, for an aggregate purchase price equal to $25,000.  The Company sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholder had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In July 2010, we completed an offering under Regulation S of the Securities Act of 1933 in which we sold 360,000 shares of common stock to 36 investors at a price per share of $0.10 for an aggregate offering price of $36,000. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Jianbo Xiao	10,000
Qinglin Shi	10,000
Rong Shi	10,000
Songlin Shi	10,000
Yafu Huang	10,000
Youfu Qiu	10,000
Zhijun Tan	10,000
Gongxiang Xiao	10,000
Yongjun Li	10,000
Shouxin zheng	10,000
Shishan Zhou	10,000
Fanghua Deng	10,000
Cuihua Liu	10,000
Yu Chen	10,000
Qifeng Li	10,000
Yunhua Liu	10,000
Hengwei Xiao	10,000
Jianyuan Shen	10,000
Junhui Liu	10,000
Zhijun Chen	10,000
Chengli Liu	10,000
Shuanghua Liu	10,000
Fang Zhou	10,000
Xuefen Jiang	10,000
Guifeng Deng	10,000
Xiaohong Guo	10,000
Shaokun Cao	10,000
Xiaomin Zhao	10,000
Yongzhen Li	10,000
Xiaohong Qin	10,000
Jiuhua Tao	10,000
Jingshun Xu	10,000
Xingyun Liu	10,000
Zugang Zou	10,000
Binglin Zhao	10,000
Xudong Xiao	10,000

Regulation S Compliance

Each offer or sale was made in an offshore transaction.

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 16. Exhibits and Financial Statement Schedules

EXHIBIT NUMBER	DESCRIPTION
2.1
Share Exchange Agreement by and between the Company, Linda International Lighting Co., Ltd, Magic Ocean Limited and the Shareholders of Linda International Lighting Co., Ltd, dated April 28, 2010 (incorporated by reference to Form 8-K filed on April 30, 2010).

3.1	Articles of Incorporation (Incorporated by reference to Form 10 filed on December 2, 2009)
3.2	By-Laws (incorporated by reference to Form 10 filed on December 2, 2009)
3.3	Amended Articles of Incorporation filed herein
5.1	Opinion of Anslow & Jaclin, LLP filed herein
10.1	Equity Transfer Agreement, dated March 11, 2010 (incorporated by reference to Form 8-K filed on April 30, 2010).
23.2	Consent of GZTY CPA Group, LLC
23.2	Consent of Counsel (included in exhibit 5.1)

Item 17. Undertakings

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.            To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Guangzhou, China on September 16, 2010.

LINDA ILLUMUNATION, INC.

/s/ Shi Maolin
Name: Shi Maolin
Position: President, Chief Executive Officer,
Principal Executive Officer, Director
/s/ Cuihua Liu
Name: Cuihua Liu
Position: Chief Financial Officer,
Principal Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities an on the dates indicated.

Date: July September 16, 2010

/s/ Shi Maolin
Name: Shi Maolin
Position: President, Chief Executive Officer,
Principal Executive Officer, Director
/s/ Cuihua Liu
Name: Cuihua Liu
Position: Chief Financial Officer,
Principal Financial Officer
/s/ Chen Yu
Name: Chen Yu
Position: Director

/s/ Jianbo Xiao
Name: Jianbo Xiao
Position: Director

/s/ Xuehou Liu
Name: Xuehou Liu
Position: Director

/s/ Qinglin Shi
Name: Qinglin Shi
Position: Director

/s/ Fanghua Deng
Name: Fanghua Deng
Position: Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Maolin Shi and their true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Linda Illumination, Inc.) to sign any or all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed below by the following persons in the capacities and on the dates stated.

Dated:  September 16, 2010

/s/ Cuihua Liu
Name: Cuihua Liu
Position: Chief Financial Officer,
Principal Financial Officer
/s/ Chen Yu
Name: Chen Yu
Position: Director

/s/ Jianbo Xiao
Name: Jianbo Xiao
Position: Director

/s/ Xuehou Liu
Name: Xuehou Liu
Position: Director

/s/ Qinglin Shi
Name: Qinglin Shi
Position: Director

/s/ Fanghua Deng
Name: Fanghua Deng
Position: Secretary